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Exhibit  10.16





                           FINOVA CAPITAL CORPORATION

                          LOAN AND SECURITY AGREEMENT

               Community Medical Transport, Inc. and Subsidiaries
       (each a Borrower and collectively, the "Borrowers" or "Borrower")

                                4 Gannett Drive
                         White Plains, New York, 10604
                                    Address

                                   13-3507464
                            Borrower Fed ID Tax No.

                                   $8,950,000
                                  Credit Limit

                                February 2, 1999
                                      Date



================================================================================

                               HEALTHCARE FINANCE

================================================================================



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                                TABLE OF CONTENTS
                                       to
                           LOAN AND SECURITY AGREEMENT



1. DEFINITIONS ........................................................        1
   1.1     Defined Terms ..............................................        1
   1.2     Other Terms ................................................        7

2  LOANS, INTEREST RATE AND OTHER CHARGES..............................        7
   2.1     Total Facility .............................................        7
   2.2     Loans ......................................................        7
   2.3     Overlines; Overadvances ....................................        7
   2.4     Intentionally Omitted ......................................        7
   2.5     Loan Account ...............................................        7
   2.6     Interest; Fees .............................................        8
   2.7     Default Interest Rate ......................................        8
   2.8     Examination Fees ...........................................        8
   2.9     Excess Interest ............................................        8
   2.10    Principal Payments; Proceeds of Collateral .................        9
   2.11    Application of Collateral ..................................       10
   2.12    Application of Payments ....................................       11
   2.13    Notification of Closing ....................................       11

3. SECURITY ...........................................................       11
   3.1     Security Interest in the Collateral ........................       11
   3.2     Perfection and Protection of Security Interest .............       11
   3.3     Preservation of Collateral .................................       12
   3.4     Insurance ..................................................       12
   3.5     Collateral Reporting; Inventory ............................       12
   3.6     Eligibility; Reserves; Advance Rates; Disputes .............       12
   3.7     Equipment ..................................................       13
   3.8     Rental Documents Collateral ................................       13
   3.9     Other Liens; No Disposition of Collateral ..................       13
   3.10    Collateral Security ........................................       13

4. CONDITIONS OF CLOSING...............................................       14
   4.1     Initial Advance ............................................       14
   4.2     Subsequent Advances ........................................       16

5. GENERAL REPRESENTATIONS AND WARRANTIES..............................       16
   5.1     Due Organization ...........................................       16
   5.2     Other Names ................................................       16
   5.3     Due Authorization ..........................................       16
   5.4     Binding Obligation .........................................       17
   5.5     Intangible Property ........................................       17
   5.6     Capital ....................................................       17
   5.7     Material Litigation ........................................       17
   5.8     Title; Security Interests of FINOVA ........................       17
   5.9     Restrictive Agreements; Labor Contracts ....................       17
   5.10    Laws .......................................................       17
   5.11    Consents ...................................................       17
   5.12    Defaults ...................................................       17
   5.13    Financial Condition ........................................       17

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   5.14    ERISA ......................................................       17
   5.15    Taxes ......................................................       18
   5.16    Locations; Federal Tax ID No ...............................       18
   5.17    Business Relationships .....................................       18
   5.18    Millennium Compliance ......................................       18
   5.19    Healthcare Representations and Warranties ..................       18

6. COVENANTS............................................................      22
   6.1    Affirmative Covenants ........................................      22
   6.2    Negative Covenants ...........................................      24

7. DEFAULT AND REMEDIES ................................................      25
   7.1    Events of Default ............................................      25
   7.2    Remedies .....................................................      26
   7.3    Standards for Determining Commercial Reasonableness ..........      26

8. EXPENSES AND INDEMNITIES ............................................      27
   8.1    Expenses .....................................................      27
   8.2    Environmental Matters ........................................      27

9. MISCELLANEOUS .......................................................      27
   9.1    Examination of Records; Financial Reporting ..................      27
   9.2    Term; Termination ............................................      28
   9.3    Recourse to Security; Certain Waivers ........................      28
   9.4    No Waiver by FINOVA ..........................................      28
   9.5    Binding on Successor and Assigns .............................      28
   9.6    Severability .................................................      28
   9.7    Amendments; Assignments ......................................      28
   9.8    Integration ..................................................      29
   9.9    Survival .....................................................      29
   9.10   Evidence of Obligations ......................................      29
   9.11   Loan Requests ................................................      29
   9.12   Notices ......................................................      29
   9.13   Brokerage Fees ...............................................      29
   9.14   Disclosure ...................................................      29
   9.15   Publicity ....................................................      29
   9.16   Captions .....................................................      29
   9.17   Injunctive Relief ............................................      29
   9.18   Counterparts; Facsimile Execution ............................      29
   9.19   Construction .................................................      29
   9.20   Time of Essence ..............................................      29
   9.21   Limitation of Actions ........................................      30
   9.22   Liability ....................................................      30
   9.23   Notice of Breach by FINOVA ...................................      30
   9.24   Application of Insurance Proceeds ............................      30
   9.25   Power of Attorney ............................................      30
   9.26   Governing Law; Waivers .......................................      30
   9.27   MUTUAL WAIVER OF RIGHT TO JURY TRIAL .........................      31
   9.28   Lien Termination .............................................      31
   9.29   Intentionally Omitted ........................................      31
   9.30   Releases; Indemnities ........................................      31

                           LOAN AND SECURITY AGREEMENT


        This LOAN AND SECURITY AGREEMENT (collectively with the schedule to Loan Agreement (the "Schedule") attached hereto, the "Agreement") dated the date set forth on the cover page, is entered into by and between Community Medical Transport, Inc.; Community Ambulette Service, Inc; First Help Ambulance and Ambulette, Inc.; Empire Ambulance and Ambulette, Inc.; Century Ambulance and Ambulette, Inc.; Richards/Decker Operating Company, Inc.; Elite Ambulance and Medical Coach, Inc.; Hudson Valley Medtex, Inc.; Clove Professional Services, Inc.; Consolidated Collections, Inc.; and Richards/Decker Payroll Company, Inc. (each a "Borrower" and collectively, the "Borrowers" or "Borrower"), whose address is set forth on the cover page and FINOVA Capital Corporation ("FINOVA"), having an office at 311 South Wacker Drive, Suite 4400, Chicago, Illinois 60606.


1. DEFINITIONS.

        1.1 Defined Terms. As used in this Agreement, the following terms have the definitions set forth below:

        "ADA" has the meaning set forth in Section 4.1(z) hereof.

        "Additional Sums" has the meaning set forth in Section 2.9(a) hereof.

        "Affiliate" means any Person controlling, controlled by or under common control with Borrower. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of any Person, whether through ownership of common or preferred stock or other equity interests, by contract or otherwise. Without limiting the generality of the foregoing, each of the following shall be an
Affiliate: any officer, director, employee or other agent of Borrower, any shareholder, member or subsidiary of Borrower, and any other Person with whom or which Borrower has common shareholders, officers or directors.

        "Agreement" has the meaning set forth in the preamble.

        "Applicable Usury Law" has the meaning set forth in Section 2.9(b) hereof.

        "Blocked Account" has the meaning set forth in Section 2.10(c) hereof.

        "Business Day" means any day on which commercial banks in both Chicago, Illinois and Phoenix, Arizona are open for business.

        "Capital Expenditures" means all expenditures made and liabilities incurred for the acquisition of any fixed asset or improvement, replacement, substitution or addition thereto which has a useful life of more than one year and including, without limitation, those arising in connection with Capital Leases.


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        "Capital Lease" means any lease of property by Borrower that, in accordance with GAAP, should be capitalized for financial reporting purposes and reflected as a liability on the balance sheet of Borrower.

        "Change of Control" means (i) a "person" or "group" (within the meaning of Sections 13(D) and 14(D)(II) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") becomes the ultimate "Beneficial Owner" (as defined in Rule 13D-3 under the Exchange Act) of more than 30% of the total voting power of the voting stock of the Borrower on a fully diluted basis or (ii) a majority of the Board of Directors of the Borrower then in office shall not consist of individuals who on the closing date constitute the Board of Directors of the Borrower or new Directors whose election or whose nomination for election any stockholders, was approved by at least two thirds of the members of the Board of Directors then in office who were either members of the Board of Directors on the closing date or whose election or nomination was previously so approved.

        "Closing Date" means the date of the initial advance made by FINOVA pursuant to this Agreement.

        "Closing Fee" has the meaning set forth in the Schedule.

        "Code" means the Uniform Commercial Code as adopted and in effect in the State of Arizona from time to time.

        "Collateral" has the meaning set forth in Section 3.1 hereof.

        "Compliance Certificate" has the meaning set forth in Section 9.1(b) hereof.

        "Cost Report Settlements" means, collectively, all amounts owing to Borrower from the applicable Governmental Authority in connection with Medicare and Medicaid cost reports, for any period of determination.

        "Current Assets" at any date means the amount at which the current assets of Borrower would be shown on a balance sheet of Borrower as at such date, prepared in accordance with GAAP, provided that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

        "Current Liabilities" at any date means the amount at which the current liabilities of Borrower would be shown on a balance sheet of Borrower as at such date, prepared in accordance with generally accepted accounting principles.

        "Deposit Accounts" has the meaning set forth in Section 9-105 of the Code.

        "Depository Account Agreement" has the meaning set forth in Section 2.10 hereof.

        "Document Checklist" means that certain Document Checklist listing the Loan Documents and other documents, instruments and certificates to be delivered to FINOVA on the Closing Date.

        "Dominion Account" has the meaning set forth in Section 2.10(c) hereof.

        "Earnings Before Interest, Taxes, Depreciation and Amortization" for any fiscal period of Borrower means the net income of Borrower for such fiscal period, plus interest expense, depreciation and amortization, and provision for income taxes for such fiscal period, and minus non-recurring miscellaneous income and expenses, all calculated in accordance with GAAP.

        "Eligible Receivables" means Receivables arising in the ordinary course of Borrower's business from the sale of goods or rendition of services, which FINOVA, in its Permitted Discretion, shall deem eligible based on such considerations as FINOVA may from time to time deem appropriate. Without limiting the foregoing, a Receivable shall NOT be deemed to be an Eligible Receivable if (i) the account debtor or Payor of the claim has failed to pay the Receivable within a period of one hundred fifty (150) days after the date of providing the service or goods creating such Receivable, to the extent of any amount remaining unpaid after such period; (ii) ninety percent (90%) or more of the outstanding Receivables owed to Borrower by the account debtor or Payor have been outstanding one hundred fifty (150) days or more after the date the service or goods were provided; (iii) the Payor is an Affiliate of Borrower; (iv) the Receivable does not arise out of the delivery by Borrower of medical, surgical, diagnostic or other professional or institutional medical goods or services, and as to which a portion if payable by a third-party Payor or intermediary acceptable to FINOVA including any amounts due Borrower under any cost settlement reports from any source or the goods relating thereto are subject to terms pursuant to which payment by the account debtor or Payor may be conditional; (v) the account debtor or Payor is not located in the United States; (vi) the account debtor or Payor is the United States or any department, agency or instrumentality thereof or any State, city or municipality of the

United States and Borrower has not issued remittance directions to such account debtor or Payor acceptable to FINOVA; (vii) Borrower is or may become liable to the account debtor or Payor for goods sold or services rendered by the account debtor or Payor to Borrower; (viii) the account debtor's or Payor's total obligations to Borrower (except for any Governmental Authority) exceed twenty percent (20%) of all Eligible Receivables, to the extent of such excess; (ix) the account debtor or Payor disputes liability or makes any claim with respect thereto (up to the amount of such liability or claim), or is subject to any insolvency or bankruptcy proceeding, or becomes insolvent, fails or goes out of a material portion of its business; (x) the amount thereof consists of late charges or finance charges to the extent of the amount of such late charges or finance charges; (xi) the amount thereof consists of a credit balance more than ninety (90) days past due; or (xii) the face amount of any single claim thereof exceeds $140,000 unless accompanied by evidence of claim relating thereto satisfactory to FINOVA in its Permitted Discretion; (xiii) the account debtor is a Payor not approved by FINOVA or is an individual or private party not in the business of paying medical claims, (xiv) if the accounts are workers compensation claims in excess of $5,000 in the aggregate, (xv) the representations and warranties with respect to such Receivable set forth in
Section 5.19 of this Agreement have been breached or are no longer true and correct or (xvi) the Receivable is a Governmental Receivable and Borrower is not duly certified by the applicable Governmental Authority of its Medicare and Medicaid provider status.

        "Equipment Acquisition Line" has the meaning set forth in Schedules.

        "Equipment" means all of Borrower's present and hereafter acquired equipment, durable and non-durable medical equipment, machinery, furniture, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

        "ERISA Affiliate" means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which Borrower is a member and which is treated as a single employer under ERISA Section 4001(b)(1), or IRC Section 414.

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        "Event of Default" means any of the events set forth in Section 7.1 of this Agreement.

        "Examination Fee" has the meaning set forth in the Schedule.

        "Excess Availability" means, as of the date of determination thereof, the amount by which the average daily total principal balance of the Receivable Loan which Borrower would be permitted based on the formulas and reserves set forth in the Schedule hereof and in the Schedule, exceeds the principal amount of the Receivable Loan then actually outstanding such excess then being reduced by an amount necessary to provide for the payment of all accounts payable of Borrower which are more than thirty (30) days past due date and all book overdrafts.

        "Excess Cash Flow" means Operating Cash Flow/Permitted less each of (i) Total Contractual Debt Service; (ii) Management Fees actually paid, to the extent permitted hereunder; and (iii) Preferred Stock Dividends actually paid, to the extent permitted hereunder.

        "Expected Net Receivable" means with respect to each Receivable the amount reasonably expected by FINOVA, in consultation with Borrower, to be collected on such Receivable within a defined time period based on the amount billed to the Payor by Borrower multiplied by the applicable Cash-To-Charge Ratio. The applicable Cash-To-Charge Ratio for each Receivable class recognized by FINOVA will be subject to change based on actual collection experience and other relevant factors determined by FINOVA in its sole discretion in order to assure that over time the Expected Net Receivables of all Receivables is not less than the amount actually collected with respect to such Receivables within a defined time period. The Cash-To-Charge Ratio for a Payor class shall reflect credit losses with respect to such Payor class.

        "Facility Fee" has the meaning set forth in the Schedule.

        "FINOVA Affiliate" has the meaning set forth in Section 9.22 hereof.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for the financial covenants set forth in this Agreement, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to FINOVA prior to the date hereof.

        "General Intangibles" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, Trademarks, Copyrights, Licenses and Patents, names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against FINOVA, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance) tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by an account debtor, all contractual rights, all rights under Provider Agreements, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

        "Governmental Authority" means any nation or government, governmental agency or instrumentality, state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; including, without limitation, HCFA and state Medicaid administrative agencies.

        "Governmental Receivables" shall mean Receivables where the Payor is the United States of America, a state, or any agency or instrumentality thereof which is obligated to make any payments with respect to Medicare, Medicaid, or other Receivables representing amounts owing under any other program established by federal or state law which requires that payments for healthcare services be made to the providers of such services (including CHAMPUS as set forth in Title 10 U.S.C. Section 1071 et. seq., and the program set forth in Title 38 U.S.C.
Section 1713).

        "Guarantor(s)" means any Person described on the Schedule as Guarantor.

        "HCFA" means the Health Care Financing Administration.

        "Indebtedness" means all of Borrower's present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred, acquired, owing or arising, whether under written or oral agreement, operation of law or otherwise, and includes, without limiting the foregoing (i) the Obligations, (ii) obligations and liabilities of any Person secured by a lien, claim, encumbrance or security interest upon property owned by Borrower, even though Borrower has not assumed or become liable therefor, (iii) obligations and liabilities created or arising under any lease (including Capital Leases) or conditional sales contract or other title retention agreement with respect to property used or acquired by Borrower, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (iv) all unfunded pension fund obligations and liabilities and (v) deferred taxes.

        "Initial Term" has the meaning set forth on the Schedule.

        "Insurer" means any Person which in the ordinary course of its business or activities agrees to pay for healthcare goods and services received by individuals, including a commercial insurance company, a non-profit insurance company (such as a Blue Cross/Blue Shield entity), an employer or union which self-insures for employee or member health insurance and a health maintenance organization. "Insurer" includes, without limitation, insurance companies issuing health, personal injury, worker's compensation or other types of insurance, corporations, hospitals and third party intermediaries but does not include any individual guarantors or employee benefit plans.

        "Inventory" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all documents of title or other documents representing them.

        "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

        "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower and payable to FINOVA, and any other present or future agreement entered into in connection with this Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

        "Loan Party" means Borrower, any Guarantor, any Person entering into a Validity and Support Agreement, any Person entering into a Collection Custodial Agreement, each Subordinating Creditor and each other party (other than FINOVA) to any Loan Document.

        "Loan Reserves" means as of the date of determination, such amounts as FINOVA may from time to time establish and revise in good faith reducing the amount of Receivable Loans which would otherwise be available to Borrower under the lending formula provided in the Schedule: (a) to reflect events, conditions, contingencies or risks which, as determined by FINOVA in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Guarantor or (iii) the security interests and other rights of FINOVA in the Collateral (including the enforceability, perfection and priority thereof) or
(b) to reflect FINOVA's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to FINOVA is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which FINOVA determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

        "Loan Year" means each twelve month period commencing on the Closing
Date.

        "Loans" has the meaning set forth in Section 2.2 hereof.

        "Lock Box Accounts" has the meaning set forth in Section 2.10 hereof.

        "Maximum Interest Rate" has the meaning set forth in Section 2.9(b) hereof.

        "Multiemployer Plan" means a "multiemployer plan" as defined in ERISA Sections 3(37) or 4001(a)(3) or IRC Section 414(f) which covers employees of Borrower or any ERISA Affiliate.

        "Minimum Interest Charge" has the meaning set forth in the Schedule.

        "Net Worth" at any date means the Borrower's net worth as determined in accordance with GAAP.

        "Obligations" means all present and future loans, advances, debts, liabilities, obligations, covenants, duties and indebtedness at any time owing by Borrower to FINOVA, whether evidenced by this Agreement, any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by FINOVA in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, Examination Fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, Termination Fees, minimum interest charges and any other sums chargeable to Borrower hereunder or under any other agreement with FINOVA.

        "Offset Reserve" shall have the meaning set forth in Section 3.6 hereof.

        "Operating Cash Flow/Actual" means, for any period, Borrower's net income or loss (excluding the effect of any extraordinary gains or losses), determined in accordance with GAAP, plus or minus each of the following items, to the extent deducted from or added to the revenues of Borrower in the calculation of net income or loss: (i) depreciation; (ii) amortization and other non-cash charges; (iii) interest expense paid or accrued; (iv) total federal and state income tax expense determined as the accrued liability of Borrower in respect of such period, regardless of what portion of such expense has actually been paid by Borrower during such period; and (v) Management Fees paid, to the extent permitted hereunder, and after deduction for each of (a) federal and state income taxes, to the extent actually paid during such period; (b) any non-cash income; and (c) all actual Capital Expenditures made during such period and not financed.

        "Operating Cash Flow/Permitted" means, for any period, Borrower's net income or loss (excluding the effect of any extraordinary gains or losses), determined in accordance with GAAP, plus or minus each of the following items, to the extent deducted from or added to the revenues of Borrower in the calculation of net income or loss: (i) depreciation; (ii) amortization and other non-cash charges; (iii) interest expense paid or accrued; (iv) total federal and state income tax expense determined as the accrued liability of Borrower in respect of such period, regardless of what portion of such expense has actually been paid by Borrower during such period; and (v) Management Fees and other fees paid to Subordinating Creditors, to the extent permitted hereunder, and after deduction for each of (a) federal and state income taxes, to the extent actually paid during such period; (b) any non-cash income; and (c) all permitted Capital Expenditures (without regard to any waiver given by FINOVA with respect to any limitation on such Capital Expenditures) actually made during such period and not financed.

        "Overlines" and "Overadvances" has the meaning set forth in Section 2.3.

        "Payor" shall mean any Insurer, any Governmental Authority and any other Person that is responsible for payment for all or any portion of a Receivable.

        "PBGC" means the Pension Benefit Guarantee Corporation.

        "Permitted Discretion" means, in FINOVA's sole judgment exercised in good faith based upon its consideration of any factor which FINOVA believes in good faith: (i) will or could adversely affect the value of any Collateral, the enforceability or priority of FINOVA's liens thereon or the amount which FINOVA would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to FINOVA by any Person on behalf of the Borrower is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving the Borrower, any Loan Party, or any of its subsidiaries or any of the Collateral, or (iv) creates or reasonably could be expected to create an Event of Default. In exercising such judgment, FINOVA may consider such factors already included in or tested by the definition of Eligible Receivables or Eligible Inventory, as well as any of the following: (i) the financial and business climate of the Borrower's industry and general macroeconomic conditions, (ii) changes in collection history and dilution with respect to the Receivables, (iii) changes in any concentration of risk with respect to Receivables, and (iv) any other factors that change the credit risk of lending to the Borrower on the security of the Receivables. The burden of establishing lack of good faith hereunder shall be on the Borrower.

        "Permitted Encumbrance" means, collectively, the following: (i) liens, security interests or other encumbrances for taxes, assessments and other governmental charges or levies arising by operation of law in the ordinary course of business for sums which are not yet due and payable and the enforcement of which are, at all times, effectively and fully stayed or are being contested in good faith by appropriate proceedings (with written notice thereof to FINOVA) diligently conducted, and for which reserves as required under GAAP shall have been established by Borrower and Loan Reserves have been established by FINOVA in respect thereof; (ii) liens arising in the ordinary course of business in respect of claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen, workers, repairmen and other similar Persons, whether arising by operation of law, contractually or otherwise, provided that the amounts respectively secured thereby are not past due or if past due, the enforcement of any such liens are, at all times, stayed, and such liens are being contested in good faith by appropriate proceedings (with written notice thereof to FINOVA) diligently conducted and reserves as required under GAAP shall have been established by Borrower and Loan Reserves have been established by FINOVA in respect thereof; and (iii) liens securing purchase money Indebtedness to any extent permitted by Section 6.2.5 hereof and described in the Schedule.

        "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, government, or any agency or political division thereof, or any other entity.

        "Plan" means any plan described in ERISA Section 3(2) maintained for employees of Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

        "Prepared Financials" means the consolidated and consolidating financial statements of Borrower as of December 31, 1997 the date of Borrower's most recent audited financial statements, and as of each subsequent date on which audited financial statements are delivered to FINOVA from time to time hereunder, and the related statements of operations, changes in stockholder's equity and changes in cash flow for the periods ended on such dates.

        "Prime Rate" has the meaning set forth in the Schedule.

        "Prohibited Transaction" means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Section 4975(c)(2) of the IRC.

        "Provider Agreements" means all agreements, certifications, reimbursement contracts, and other contracts and agreements required for or relating to the operation of Borrower's health care facilities and services, whether now existing or hereafter issued to Borrower by, and/or entered into by Borrower with any Insurer, Governmental Authority, Payor or Person.

        "Receivable Loans" has the meaning set forth on the Schedule.

        "Receivable Loan Limit" has the meaning set forth in the Schedule.

        "Receivables" or "Receivable" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), proceeds of any letters of credit naming Borrower as beneficiary, contract rights, chattel paper, instruments, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, whether secured or unsecured, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party. Receivables includes all accounts and general intangibles, all rights, remedies, guaranties, security interests and liens, all records (other than medical records, unless patient consents with respect thereto have been received) and other property evidencing any and all proceeds which relate to or are associated with such Receivables subject to the confidentiality rights under applicable law and under rights and rules of JCAHO.

        "Renewal Term" has the meaning set forth on the Schedule.

        "Reportable Event" means a reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4068(f) of ERISA.

        "Revolving Interest Rate" has the meaning set forth in the Schedule.

        "Schedule" has the meaning set forth in the preamble.

        "Senior Contractual Debt Service" means, for any period, the sum of payments made or required to be made by Borrower during such period for (i) interest and scheduled principal payments due on the Term Loans (excluding voluntary prepayment and payments made from Borrower's Excess Cash Flow, as required pursuant to the Schedule), any scheduled payments under Equipment Acquisition Line (ii) interest only payments due on the Revolving Credit Loans facility plus the Facility Fee, Minimum Interest Charge and the Unused Line Fee.

        "Start Date" has the meaning set forth in the Schedule.

        "Stock Pledge Agreement" has the meaning set forth in Section 4.1(bb) hereof.

        "Stock Pledgors" has the meaning set forth in Section 4.1 hereof.

        "Subordinated Debt" means liabilities of Borrower the repayment of which is subordinated, to the payment and performance of the Obligations, pursuant to a subordination agreement acceptable to FINOVA.

        "Subordinating Creditor" means the Persons set forth in the Schedule.

        "Subsidiaries" or "Subsidiary" means, with respect to any Person, any corporation of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned, legally or beneficially, by such Person and/or one or more Subsidiaries of such Person.

        "Term Loans" has the meaning set forth in the Schedule.

        "Termination Fee" has the meaning set forth in Section 9.2(d) hereof.

        "Total Contractual Debt Service" means, for any period, the sum of payments made (or, as to clause (i) of this sentence, required to be made) by Borrower during such period for (i) Senior Contractual Debt Service, and (ii) interest and scheduled principal payments due on any and all other Indebtedness of Borrower, including without limitation the Subordinated Indebtedness.

        "Total Facility" has the meaning set forth on the Schedule.

        "Trademarks, Copyrights, Licenses and Patents" means all of Borrower's right, title and interest in and to, whether now owned or hereafter acquired:
(i) trademarks, trademark registrations, trade names, trade name registrations, and trademark or trade name applications, including without limitation such as are listed on the Schedule as the same may be amended from time to time, and (a) renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereof, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, (d) all rights corresponding thereto throughout the world, and (e) the goodwill of the business operated by Borrower connected with and symbolized by any trademarks or trade names; (ii) copyrights, copyright registrations and copyright applications, including without limitation such as are listed on the Schedule attached hereto and made a part hereof, as the same may be amended from time to time, and (a) renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world; (iii) license agreements, including without limitation such as are listed on the Schedule and the right to prepare for sale, sell, and advertise for sale any Inventory now or hereafter owned by Borrower and now or hereafter covered by such licenses; and (iv) patents and patent applications, registered or pending, including without limitation such as are listed on the Schedule, attached hereto, together with all income, royalties, shop rights, damages and payments thereto, the right to sue for infringements thereof, and all rights thereto throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and all goodwill of the business connected with the use of and symbolized by such patents.

        "Unused Line Fee" has the meaning set forth in the Schedule.

        1.2 Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

2. LOANS, INTEREST RATE AND OTHER CHARGES.

        2.1 Total Facility. Upon the terms and conditions set forth herein and provided that no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, FINOVA shall, upon Borrower's request, make advances to Borrower from time to time in an aggregate outstanding principal amount not to exceed the Total Facility amount (the "Total Facility") set forth on the Schedule hereto subject to deduction of reserves for accrued interest and such other Loan Reserves as FINOVA deems proper from time to time, and less amounts FINOVA may be obligated to pay in the future on behalf of Borrower. The Schedule is an integral part of this Agreement and all references to "herein", "herewith" and words of similar import shall for all purposes be deemed to include the Schedule.

        2.2 Loans; Joint and Several Obligations. Advances under the Total Facility ("Loans" and individually, a "Loan") shall be comprised of the amounts shown on the Schedule . Each of the following corporations shall be jointly and severally liable for the Loans and all other Obligations hereunder: (i) Community Medical Transport, Inc. (ii) Community Ambulette Service, Inc.; (iii) First Help Ambulance and Ambulette, Inc.; (iv) Empire Ambulance and Ambulette, Inc.; (v) Century Ambulance and Ambulette, Inc.; (vi) Richards/Decker Operating Company, Inc.; (vii) Elite Ambulance and Medical Coach, Inc.; (viii) Hudson Valley Medtex, Inc.; (ix) Clove Professional Services, Inc.; (x) Consolidated Collections, Inc.; and (xi) Richards/Decker Payroll Company, Inc. References in this Agreement and any other Loan Document to Borrower shall mean each of the foregoing corporations, jointly and severally, as Borrowers, individually and collectively, as the context requires.

        2.3 Overlines; Overadvances. If at any time or for any reason the outstanding amount of advances extended or issued pursuant hereto exceeds any of the dollar limitations ("Overline") or percentage limitations ("Overadvance") contained in the Schedule, then Borrower shall, upon FINOVA's demand, immediately pay to FINOVA, in cash, the full amount of such Overline or Overadvance which, at FINOVA's option, may be applied to reduce the outstanding principal balance of the Loans. Without limiting Borrower's obligation to repay to FINOVA on demand the amount of any Overline or Overadvance, Borrower agrees to pay FINOVA interest on the outstanding principal amount of any Overline or Overadvance, on demand, at the rate set forth in on the Schedule and applicable to the Loan or Loans in respect to which any Overline or Overadvance exists.

        2.4 Intentionally Omitted.

        2.5 Loan Account. All advances made hereunder shall be added to and deemed part of the Obligations when made. FINOVA may from time to time charge all Obligations of Borrower to Borrower's loan account with FINOVA.

        2.6 Interest; Fees. Borrower shall pay FINOVA interest on the daily outstanding balance of the Obligations at the per annum rate set forth on the Schedule. Borrower shall also pay FINOVA the fees set forth on the Schedule.

        2.7 Default Interest Rate. Upon the occurrence and during the continuation of an Event of Default, Borrower shall pay FINOVA interest on the daily outstanding balance of the Obligations at a rate per annum which is two percent (2%) in excess of the rate which would otherwise be applicable thereto pursuant to the Schedule.

        2.8 Examination Fees. Borrower agrees to pay to FINOVA the Examination Fees in the amount set forth on the Schedule in connection with each audit or examination of Borrower performed by FINOVA prior to or after the date hereof. Without limiting the generality of the foregoing, Borrower shall pay to FINOVA an initial Examination Fee in an amount equal to the amount set forth on the Schedule. Such initial Examination Fee shall be deemed fully earned at the time of payment and due and payable upon the closing of this transaction, and shall be deducted from any good faith deposit paid by Borrower to FINOVA prior to the date of this Agreement.

        2.9 Excess Interest.

        A. The contracted for rate of interest of the Loans contemplated hereby, without limitation, shall consist of the following: (i) the interest rate set forth on the Schedule, calculated and applied to the principal balance of the Obligations in accordance with the provisions of this Agreement; (ii) interest after an Event of Default, calculated and applied to the amount of the Obligations in accordance with the provisions hereof; and (iii) all Additional Sums (as herein defined), if any. Borrower agrees to pay an effective contracted for rate of interest which is the sum of the above- referenced elements. The Examination Fees, attorneys' fees, expert witness fees, closing fees, Facility Fees, Termination Fees, Minimum Interest Charges, other charges, goods, things in action or any other sums or things of value paid or payable by Borrower, whether pursuant to this Agreement or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction (collectively, the "Additional Sums"), shall be payable by Borrower as, and shall be deemed to be, additional interest and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the inclusion of the Additional Sums.

        B. It is the intent of the parties to comply with the usury laws of the State of Arizona (the "Applicable Usury Law"). Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Agreement, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Agreement or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law (the "Maximum Interest Rate"). In the event (a) any such excess of interest otherwise would be contracted for, charged or received from Borrower or otherwise in connection with the loan evidenced hereby, or (b) the maturity of the Obligations is accelerated in whole or in part, or (c) all or part of the Obligations shall be prepaid, so that under any of such circumstances the amount of interest contracted for, shared or received in connection with the loan evidenced hereby, would exceed the Maximum Interest Rate, then in any such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower nor any other Person or entity now or hereafter liable for the payment of the Obligations shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Interest Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount of the Obligations or refunded to Borrower, at FINOVA's option, and (4) the effective rate of interest shall be automatically reduced to the Maximum Interest Rate. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law; (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the Maximum Interest Rate shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with such loan; and (y) in the event that the effective rate of interest on the loan should at any time exceed the Maximum Interest Rate, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to FINOVA from time to time, if and when the effective interest rate on the loan otherwise falls below the Maximum Interest Rate, to the extent that interest paid to the date of calculation does not exceed the Maximum Interest Rate, until the entire amount of interest which would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Borrower further agrees that should the Maximum Interest Rate be increased at any time hereafter because of a change in the Applicable Usury Law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the Maximum Interest Rate be decreased because of a change in the Applicable Usury Law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

        2.10 Principal Payments; Proceeds of Collateral.

        A. Principal Payments. Except where evidenced by notes or other instruments issued or made by Borrower to FINOVA specifically containing payment provisions which are in conflict with this Section 2.10 (in which event the conflicting provisions of said notes or other instruments shall govern and control), that portion of the Obligations consisting of principal payable on account of Loans shall be payable by Borrower to FINOVA immediately upon the earliest of (i) the receipt by FINOVA or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which FINOVA elects to accelerate the maturity and payment of such Loans, or (iii) any termination of this Agreement pursuant to
Section 9.2 hereof; provided, however, that any Overline or Overadvance shall be payable on demand pursuant to the provisions of Section 2.3 hereof.

        B. Collections. Until FINOVA notifies Borrower to the contrary, Borrower may make collection of all Receivables for FINOVA by directing all account debtors and other third parties to remit all payments owing to Borrower to the lockbox established in connection with the Blocked Account. In the event Borrower shall nevertheless directly receive any payments or other financial proceeds of any Collateral (other than for Governmental Receivables), Borrower shall receive all payments as trustee of FINOVA and immediately deliver all payments to FINOVA in their original form as set forth below, duly endorsed in blank or cause the same to be deposited into a Blocked Account.

        C. Establishment of a Lockbox Account or Dominion Account.

               (1) Unless Borrower shall be otherwise directed by FINOVA in writing, Borrower shall cause all proceeds of Collateral to be deposited into a lockbox account, or such other "blocked account" as FINOVA may require (each, a "Blocked Account") pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to FINOVA which proceeds, unless otherwise provided herein, shall be applied in payment of the Obligations in such order as FINOVA determines in its sole discretion. Borrower shall issue to any such bank an irrevocable letter of instruction directing said bank to transfer such funds so deposited to FINOVA, either to any account maintained by FINOVA at said bank or by wire transfer to appropriate account(s) of FINOVA. Except with respect to Governmental Receivables, all funds deposited in a Blocked Account shall immediately become the sole property of FINOVA and Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. FINOVA assumes no responsibility for any Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, FINOVA may establish depository accounts in the name of FINOVA (and in the name of Borrower with respect to Governmental Receivables) at a bank or banks for the deposit of such funds (each, a "Dominion Account") and Borrower shall deposit all proceeds of Receivables and all cash proceeds of any sale of any other Collateral, to the extent permitted herein, or cause same to be deposited, in kind, in such Dominion Accounts of FINOVA in lieu of depositing same to Blocked Accounts and all such funds shall be applied by FINOVA to the Obligations in such order as FINOVA determines in its sole discretion.

               (2) Borrower shall notify all Payors, prior to the initial Receivable Loan advance, using forms of notices approved by FINOVA (collectively, the "Payor Notices") to remit payment to the appropriate Blocked Account or Dominion Account at LaSalle National Bank (the "FINOVA Bank") or at a bank designated by Borrower and approved by FINOVA (the "Borrower Bank"). After the initial Receivable Loan advance, Borrower shall send subsequent notices to Payors to remit payment to the appropriate account at the FINOVA Bank or at the designated Borrower Bank, as FINOVA may from time to time reasonably request.

               (3) With respect to payments from Payors in respect of Receivables, Borrower agrees as follows:

                    (i) Borrower shall establish two accounts (the "Lockbox Accounts") with respect to the collection of Receivables: one for Governmental Receivables (the "Borrower Collection Lockbox Account"), and one for all other Receivables (the "FINOVA Lockbox Account"), at either the FINOVA Bank or the Borrower Bank. The Borrower Collection Lockbox Account shall be an account in the name of Borrower, and shall be the sole and exclusive property of Borrower subject to an executed Depository Account Agreement among Borrower, FINOVA and either the FINOVA Bank or the Borrower Bank in a form acceptable to FINOVA (the "Depository Account Agreement"). The FINOVA Lockbox Account shall be in the name of FINOVA and shall be the sole and exclusive property of FINOVA. Borrower agrees that it shall not deposit any funds other than payments on Governmental Receivables into the Borrower Collection Lockbox Account without the prior written consent of FINOVA so long as this Agreement is in effect.

                    (ii) Upon receipt of a copy of each remittance advice and all such payments on Receivables, Borrower shall, within two (2) Business Days after receipt thereof, post such funds to the specific Receivable (the "Application of Payments"). In the event that Borrower directly receives any payments in respect of Receivables, Borrower shall remit the funds to the Borrower Collection Lockbox Account and send to FINOVA or its designee clear copies of all remittance advices accompanying such payments or, if no such remittance advice accompanies any such payment, notice of the amount so received. In addition, after the occurrence of an Event of Default, all payments received by the Borrower Bank from Payors will be deposited in the applicable Lockbox Account.

                    (iii) Borrower shall instruct the Borrower Bank, pursuant to a standing wire transfer instruction, to transfer automatically all amounts collected in the Borrower Collection Lockbox Account to FINOVA's account maintained at the FINOVA Bank or such other account as FINOVA shall designate (the "Collection Account") at the end of each Business Day. The Borrower shall have no right to or interest in the Collection Account. Borrower shall not, so long as any Receivable Loan remains outstanding, change or cancel such automatic transfer order at any time, or, without the prior written consent of FINOVA, change either the identity of the Lockbox Accounts or the instructions to each Payor on the related Receivable to make its payments to such account.

                    (iv) All payments on Receivables received directly by the Borrower shall be held by Borrower, in trust, for the benefit of FINOVA until such amounts are deposited into the Borrower Collection Lockbox Account.

                    (v) Borrower and FINOVA and their respective agents will cooperative with each other in the identification of sums deposited into the Lockbox Accounts, which cooperation shall survive the termination of this Agreement and continue until all Obligations due to FINOVA have been paid in full and collected by FINOVA.

                    (vi) If a Payor makes payment of a Receivable to Borrower at a location other than that provided in the Payor Notice (a "Misdirected Payment"), Borrower (at its own cost and expense) shall (i) use its best efforts to promptly take all necessary steps to effect collection of such Misdirected Payment from any other Person claiming an interest therein or having possession thereof, (ii) hold such payment in trust for FINOVA, (iii) segregate such payment and not deposit such payment in Borrower's own account, nor commingle such payment with Borrower's own funds or other assets, and (iv) deliver such payment to the Borrower Bank for deposit in the applicable Lockbox Account no later than the close of Business on the third (3rd) Business Day after receipt.

                    (vii) If FINOVA shall receive any payment from any Payor of any Receivable or claim included as a Receivable which cannot be identified to any particular Receivable within five (5) Business Days after its receipt based upon the information submitted with such payment by the Payor, such payment shall be deemed an Unidentified Payment (each, an "Unidentified Payment"). All Unidentified Payments shall be held by FINOVA until either identified by Borrower or applied by FINOVA to a Receivable as provided herein. In the absence of any identification made by Borrower FINOVA may, at FINOVA's option after consultation with Borrower, apply Unidentified Payments held by FINOVA to any Obligations then due from Borrower to FINOVA, or FINOVA may hold any such Unidentified Payment until the payment has been identified by mutual agreement.

        D. Governmental Receivables. It is the intent of the parties to comply with the laws and regulations of the United States under (i) 42 U.S.C. 1395u(b)(6) in connection with Medicare, (ii) 42 U.S.C. 1396a(a)(32) in connection with Medicaid, and (iii) 32 CFR 199.1 et. seq. in connection with CHAMPUS, and any other provisions affecting Governmental Receivables. Accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Agreement or in any of the Loan Documents, in no event shall this Agreement or the Loan Documents require any pledge, action or other conduct to the extent they are violative of the aforementioned laws and regulations.

        E. Payments Without Deductions. Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any other Loan Document, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

        F. Collection Days Upon Repayment. In the event Borrower repays the Obligations in full at any time hereafter, such payment in full shall be credited (conditioned upon final collection) to Borrower's loan account two (2) Business Days after FINOVA's receipt thereof.

        G. Monthly Accountings. FINOVA shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by FINOVA), unless Borrower notifies FINOVA in writing to the contrary within thirty (30) days after each account is rendered, describing the nature of any alleged errors or admissions.

        2.11 Application of Collateral. Except as otherwise provided herein, FINOVA shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations in such order and manner as FINOVA shall determine in its sole discretion. To the extent that Borrower makes a payment or FINOVA receives any payment or proceeds of the Collateral for Borrower's benefit which is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person, including without limitation, a trustee, debtor in possession, receiver or any other party under any bankruptcy law, common law or equitable cause or otherwise, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by FINOVA, and FINOVA may adjust the balance of the Loans as FINOVA, in its sole discretion, deems appropriate under the circumstances.

        2.12 Application of Payments.

        A. The amount of all payments or amounts received by FINOVA with respect to the Receivable Loans shall be applied to the extent applicable under this
Agreement: (i) first, to accrued interest through the date of such payment, including any Default Interest; (ii) then, to any late fees, overdue risk assessments, Examination Fees and expenses, collection fees and expenses, and any other fees and expenses due to FINOVA hereunder; and (iii) last, the remaining balance, if any, to the unpaid principal balance of the Receivable Loan; provided, however, while an Event of Default exists under this Agreement, or under any other Loan Document, each payment hereunder shall be (x) held as cash collateral to secure Obligations relating to any Letters of Credit or other contingent obligations arising under the Loan Documents and/or (y) applied to amounts owed to FINOVA by Borrower as FINOVA in its sole discretion may determine. In calculating interest and applying payments as set forth above: (a) interest shall be calculated and collected through the date a payment is actually applied by FINOVA under the terms of this Agreement; (b) interest on the outstanding balance shall be charged during any grace period permitted hereunder; and (c) at the end of each month, all accrued and unpaid interest and other charges provided for hereunder shall be added to the principal balance of the Receivable Loan.

        B. The amount of all payments or amounts received by FINOVA with respect to any Term Loan shall be applied to the extent applicable under this Agreement:
(i) first, to any past due payments of interest hereunder and to accrued interest through the date of such payment, including any Default Interest; (ii) then, to any interest on delinquent interest, late fees, overdue risk assessments, Examination Fees and expenses, collection fees and expenses, and any other fees and expenses due to FINOVA hereunder; and (iii) last, the remaining balance, if any, to the unpaid principal balance of the Term Loan; provided, however, while an Event of Default exists under this Agreement, or under any other Loan Document, each payment hereunder shall be (x) held as cash collateral to secure Obligations relating to any other contingent obligations arising under the Loan Documents and/or (y) applied to amounts owed to FINOVA by Borrower as FINOVA in its sole discretion may determine. In calculating interest and applying payments as set forth above: (a) interest shall be calculated and collected through the date a payment is actually applied by FINOVA under the terms of this Agreement; (b) interest on the outstanding balance shall be charged during any grace period permitted hereunder; and (c) on each annual anniversary of the closing date of the Term Loan, all past due interest and other past due charges provided for hereunder shall be added to the principal balance of such Term Loan

        2.13 Notification of Closing. Borrower shall provide FINOVA with at least forty-eight (48) hours prior written notice of the Closing Date, to enable FINOVA to arrange for the availability of funds. In the event the closing does not take place on the date specified in Borrower's notice to FINOVA, other than through the fault of FINOVA, Borrower agrees to reimburse FINOVA for FINOVA's costs to maintain the necessary funds available for the closing, at the Term Interest Rate with respect to the amount specified in the Schedule, and at the Revolving Interest Rate with respect to an amount equal to the initial advance under the Receivable Loan which is to be made on the Closing Date, for the number of days which elapse between the date specified in Borrower's notice and the date upon which the closing actually occurs (which number of days shall not include the date specified in Borrower's notice, but shall include the Closing Date.

3. SECURITY.

        3.1 Security Interest in the Collateral. To secure the payment and performance of the Obligations when due, Borrower hereby (i) grants to FINOVA a first priority security interest (subject only to Permitted Encumbrances) in all of Borrower's now owned or hereafter acquired or arising Receivables, Inventory, Equipment, life insurance policies and proceeds thereof, Trademarks, Copyrights, Licenses and Patents, Investment Property (as defined in Section 9-115 of the
Code), Provider Agreements and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, money, any and all property now or at any time hereafter in FINOVA's possession (including claims and credit balances), and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records and computer data related to any of the foregoing and (ii) assigns, transfers and sets over to FINOVA all of its right, title and interest, powers, privileges and other benefits of all leases, rental agreements and related documents entered into by Borrower with respect to any Equipment leased by Borrower, together with all income, proceeds and other benefits thereof (all of the foregoing, together with all other property in which FINOVA may be granted a lien or security interest, is referred to herein, collectively, as the "Collateral").

        3.2 Perfection and Protection of Security Interest. Borrower shall, at its expense, take all actions requested by FINOVA at any time to perfect, maintain, protect and enforce FINOVA's first priority security interest and other rights in the Collateral and the priority thereof from time to time, including, without limitation, (i) executing and filing financing or continuation statements and amendments thereof and executing and delivering such documents and titles in connection with motor vehicles as FINOVA shall require, all in form and substance satisfactory to FINOVA, (ii) maintaining a perpetual inventory or other accounting system satisfactory to FINOVA and complete and accurate stock records, (iii) delivering to FINOVA appropriate documents as required by FINOVA covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued, (iv) placing notations on Borrower's books of account to disclose FINOVA's security interest therein and
(v) delivering to FINOVA all letters of credit on which Borrower is named beneficiary. FINOVA may file, without Borrower's signature, one or more financing statements disclosing FINOVA's security interest under this Agreement. Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrower's agents or processors, Borrower shall notify such Person of FINOVA's security interest in such Collateral and, upon FINOVA's request, instruct them to hold all such Collateral for FINOVA's account subject to FINOVA's instructions. From time to time, Borrower shall, upon FINOVA's request, execute and deliver confirmatory written instruments pledging the Collateral to FINOVA, but Borrower's failure to do so shall not affect or limit FINOVA's security interest or other rights in and to the Collateral. Until the Obligations have been fully satisfied and any obligation of FINOVA to make further advances hereunder has terminated, FINOVA's security interest in the Collateral shall continue in full force and effect.

        3.3 Preservation of Collateral. FINOVA may, in its Permitted Discretion, at any time discharge any lien or encumbrance on the Collateral or bond the same, pay any insurance, maintain guards, pay any service bureau, obtain any record or take any other action to preserve the Collateral and charge the cost thereof to Borrower's loan account as an Obligation.

        3.4 Insurance. Borrower will maintain and deliver evidence to FINOVA of such insurance as is required by FINOVA, written by insurers, in amounts, and with lender's loss payee, additional insured, and other endorsements, satisfactory to FINOVA and cause FINOVA to be named as an additional insured on all liability policies. All premiums with respect to such insurance shall be paid by Borrower as and when due. Accurate and complete copies of the policies shall be delivered by Borrower to FINOVA. If Borrower fails to comply with this

Section, FINOVA may (but shall not be required to) procure such insurance and endorsements at Borrower's expense and charge the cost thereof to Borrower's loan account as an Obligation. The net proceeds of any property or casualty insurance and endorsements insuring the Collateral, after deducting all costs and expenses (including attorneys' fees) of collection, shall be applied at FINOVA's option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to FINOVA, or toward payment of the Obligations. Any proceeds applied to the payment of Obligations shall be applied in such manner as FINOVA may elect in its sole discretion. In no event shall such application relieve Borrower from payment in full of all installments of principal and interest which thereafter become due in the order of maturity thereof.

        3.5 Collateral Reporting; Inventory.

        A. Invoices. Borrower shall not re-date any invoice or service from the original date thereof or make any claims for reimbursement or sales on extended terms beyond those customary in Borrower's industry, or otherwise extend or modify the term of any Receivable except Borrower shall be permitted to re-date any invoices which are re-invoiced to insurers after the original invoice was sent to the primary reasonable party provided that the initial date of service is not changed. If Borrower becomes aware of any matter adversely affecting any material Receivable, including information affecting the credit of the account debtor thereon, Borrower shall promptly notify FINOVA in writing.

        B. Instruments. In the event any Receivable is or becomes evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, Borrower shall immediately deliver such instrument to FINOVA appropriately endorsed to FINOVA and, regardless of the form of any presentment, demand, notice of dishonor, protest and notice of protest with respect thereto, Borrower shall remain liable thereon until such instrument is paid in full.

        3.6 Eligibility; Reserves; Advance Rates; Disputes.

        A. Borrower represents and warrants that each Receivable covers and shall cover a bona fide sale, lease or rental and delivery by it of goods or the rendition by it of services in the ordinary course of its business, and shall be for a liquidated amount and FINOVA's security interest shall not be subject to any offset, deduction, counterclaim, rights of return or cancellation, lien or other condition other than in the ordinary course of Borrower's business but solely to the extent arising in connection with regular, periodic reviews of Borrower's collection history or billing as undertaken from time to time by Governmental Authorities. If any representation or warranty herein is breached as to any Receivable or any Receivable ceases to be an Eligible Receivable for any reason other than payment thereof, then FINOVA may, in addition to its other rights hereunder, designate any and all Receivables owing by that account debtor as not Eligible Receivables; provided, that FINOVA shall in any such event retain its security interest in all Receivables, whether or not Eligible Receivables, until the Obligations have been fully satisfied and FINOVA's obligation to provide loans hereunder has terminated.

        B. FINOVA at any time shall, in the exercise of its Permitted Discretion, be entitled to (i) establish and increase or decrease Loan Reserves against Eligible Receivables, (ii) reduce the advance rates set forth in the Schedule or restore such advance rates to any level equal to or below the advance rates set forth in the Schedule, (iii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definition of "Eligible Receivables," or (iv) adjust the calculation or alter its determination of "Expected Net Receivables" and the "Cash to Charge Ratio." FINOVA may, but shall not be required to, rely on the schedules and/or reports delivered to FINOVA in connection herewith in such determinations. Reliance thereon by FINOVA from time to time shall not be deemed to limit the rights of FINOVA under this Section 3.6(b). In determining whether to reduce the lending formula, FINOVA may consider events, conditions, contingencies or risks which are also considered in determining Eligible Receivables, or in establishing Loan Reserves. The burden of establishing lack of good faith hereunder shall be on the Borrower.

        C. FINOVA, at any time, in the exercise of its Permitted Discretion, shall be entitled to establish a reserve against Eligible Receivables, as a percentage of each advance or otherwise, with respect to offset liability in connection with Governmental Receivables (the "Offset Reserve"). After net collections with respect to Governmental Receivables subject to such offset liability have been collected, the Offset Reserve applicable to such Governmental Receivables will be credited to Borrower on the next determination date. Borrower hereby grants to FINOVA the right to make payments from amounts withheld from advances under the Receivables Loans to any Payor or other Person in connection with the Offset Reserve.

        D. Borrower shall notify FINOVA promptly of all disputes or claims and settle or adjust such disputes or claims at no expense to FINOVA, but no discount, credit or allowance in excess of $10,000 shall be granted to any account debtor or Payor without FINOVA's consent, except for discounts, credits and allowances made or given in the ordinary course of Borrower's business but solely to the extent such adjustments in the ordinary course of Borrower's business arise pursuant to regular, periodic reviews of Borrower's billing or collection history as undertaken from time to time by Governmental Authorities, or which are adjustments designed to cause the payments actually received by Borrower to come into accordance with fee schedules previously established with Borrower by the applicable Payor and disclosed to FINOVA. FINOVA may, at any time after the occurrence of an Event of Default, settle or adjust disputes or claims directly with account debtors for amounts and upon terms which FINOVA considers advisable in its reasonable credit judgment and, in all cases, FINOVA shall credit Borrower's loan account with only the net amounts received by FINOVA in payment of any Receivables.

        3.7 Equipment. Borrower shall keep and maintain the Equipment in good operating condition and repair and make all necessary replacements thereto to maintain and preserve the value and operating efficiency thereof at all times consistent with Borrower's past practice, ordinary wear and tear excepted. Borrower shall not permit any item of Equipment to become a fixture (other than a trade fixture) to real estate or an accession to other property.

        3.8 Rental Documents Collateral. In furtherance of the security interest and assignment to FINOVA, pursuant to Section 4.1(ii) hereof, of all of Borrower's right, title and interest in all leases, rental agreements and related documents entered into by Borrower with respect to any Equipment leased by Borrower, Borrower shall segregate and maintain, at a clearly identified location in each of Borrower's facilities, all documents comprising or related to such leases, rental agreements and related documents (collectively, the "Rental Documents"). FINOVA shall have the right, at any time, to take possession of the original Rental Documents. Immediately upon the execution of this Agreement, and upon entering into any new Rental Documents hereafter, Borrower shall stamp or type a notice legend on each original lease or rental agreement, and all other related Rental Documents, identifying the security interest of FINOVA therein, as follows: "THIS AGREEMENT, ALL RELATED DOCUMENTS AND ALL INCOME, PROCEEDS, RENTAL PAYMENTS AND OTHER BENEFITS THEREOF HAS BEEN ASSIGNED TO, AND IS SUBJECT TO A FIRST PRIORITY SECURITY INTEREST IN FAVOR OF, FINOVA CAPITAL CORPORATION."

        3.9 Other Liens; No Disposition of Collateral. Borrower represents, warrants and covenants that (a) all Collateral is and shall continue to be owned by it free and clear of all liens, claims and encumbrances whatsoever (except for FINOVA's security interest, Permitted Encumbrances, and such other liens, claims and encumbrances as may be permitted by FINOVA in its sole discretion from time to time in writing), and (b) Borrower shall not, without FINOVA's prior written approval, sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Collateral or all or any substantial part of any of its other assets (or any interest of Borrower therein), except for the replacement of Equipment deemed by Borrower in good faith to be commercially obsolete to Borrower's business. In the event FINOVA gives any such prior written approval with respect to any such sale of Collateral, the same may be conditioned on the sale price being equal to, or greater than, an amount acceptable to FINOVA. The proceeds of any such sales of Collateral shall be remitted to FINOVA pursuant to this Agreement for application to the Obligations.

        3.10 Collateral Security. The Obligations shall constitute one loan secured by the Collateral. FINOVA may, in its sole discretion, (i) exchange, enforce, waive or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as it may determine, and (iii) settle, compromise, collect or otherwise liquidate any Collateral in any manner without affecting its right to take any other action with respect to any other Collateral.

4. CONDITIONS OF CLOSING.

        4.1 Initial Advance. The obligation of FINOVA to make the initial advance hereunder is subject to the fulfillment, to the satisfaction of FINOVA and its counsel, of each of the following conditions on or prior to the date set forth on the Schedule:

        A. Loan Documents. FINOVA shall have each of the following Loan
Documents: (i) this Agreement fully and properly executed by Borrower; (ii) promissory notes, in such amounts and on such terms and conditions as FINOVA shall specify, executed by Borrower; (iii) Guaranties or Validity and Support Agreements executed by each of the individuals described in the Schedule; (iv) such security agreements, intellectual property assignments, pledge agreements, mortgages and deeds of trust as FINOVA may require with respect to this Agreement and any Guaranties, executed by each of the parties thereto and, if applicable, duly acknowledged for recording or filing in the appropriate governmental offices; (v) Subordination Agreements in form and substance acceptable to FINOVA, executed by each of the Subordinating Creditors, together with copies of all instruments subject thereto showing a legend indicating such subordination; (vi) such Blocked Account or Dominion Account agreements as it shall determine; and (vii) such other documents, instruments and agreements in connection herewith as described in the Document Checklist and as FINOVA shall require, executed, certified and/or acknowledged by such parties as FINOVA shall designate;

        B. Minimum Excess Availability. Borrower shall have Excess Availability under the Receivable Loans of not less than the amount specified in the Schedule, after giving effect to the initial advance hereunder and after giving effect to any applicable Loan Reserves against borrowing availability under the Revolving Line of Credit Loans.

        C. Terminations by Existing Lender. Borrower's existing lender(s) shall have executed and delivered UCC termination statements and other documentation evidencing the termination of its liens and security interests in the assets of Borrower or a subordination agreement in form and substance satisfactory to FINOVA in its sole discretion;

        D. Charter Documents. FINOVA shall have received copies of the By-laws and Articles or Certificate of Incorporation, or Operating Agreement and Certificate of Formation or Partnership Agreement, as applicable, of Borrower as amended, modified, or supplemented to the Closing Date, certified by the Secretary or other officer, as applicable;

        E. Good Standing. FINOVA shall have received a certificate of corporate or partnership status with respect to Borrower, dated within ten (10) days of the Closing Date, by the Secretary of State of the state of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such state;

        F. Foreign Qualification. FINOVA shall have received certificates of corporate or partnership status with respect to Borrower, each dated within ten
(10) days of the Closing Date, issued by the Secretary of State of each state in which such party's failure to be duly qualified or licensed would have a material adverse effect on its financial condition or assets, indicating that such party is in good standing;

        G. Authorizing Resolutions and Incumbency. FINOVA shall have received a certificate from the Secretary or General Partner of Borrower attesting to (i) the adoption of resolutions of Borrower's Board of Directors (and shareholders if necessary), members or partners, as applicable, authorizing the borrowing of money from FINOVA and execution and delivery of this Agreement and the other Loan Documents to which Borrower is a party, and authorizing specific officers of Borrower to execute same, and (ii) the authenticity of original specimen signatures of such officers;

        H. Insurance. FINOVA shall have received the insurance certificates and certified copies of policies required by Section 3.4 hereof, in form and substance satisfactory to FINOVA and its counsel, together with an additional insured endorsement in favor of FINOVA with respect to all liability policies, and a lender's loss payable endorsement in favor of FINOVA with respect to all casualty and business interruption policies, each in form and substance acceptable to FINOVA and its counsel;

        I. Intentionally Omitted.

        J. Searches; Certificates of Title. FINOVA shall have received searches reflecting the filing of its financing statements and fixture filings in such jurisdictions as it shall determine, and shall have received certificates of title with respect to the Collateral which shall have been duly executed in a manner sufficient to perfect all of the security interests granted to FINOVA;

        K. Landlord, Bailee and Mortgagee Waivers. FINOVA shall have received landlord, mortgagee or bailee waivers from the lessors, mortgagees and bailees of all locations where any Collateral is located;

        L. Fees. Borrower shall have paid all fees payable by it on the Closing Date pursuant to this Agreement;

        M. Opinion of Counsel. FINOVA shall have received an opinion of Borrower's counsel covering such matters as FINOVA shall determine in its sole discretion;

        N. Officer Certificate. FINOVA shall have received a certificate of the President and the Chief Financial Officer or similar official of Borrower, attesting to the accuracy of each of the representations and warranties of Borrower set forth in this Agreement and the fulfillment of all conditions precedent to the initial advance hereunder;

        O. Solvency Certificate. If requested by FINOVA, a signed certificate of the Borrower's duly elected Chief Financial Officer concerning the solvency and financial condition of Borrower, on FINOVA's standard form;

        P. Blocked Account and/or other Account Agreements. The Blocked Account and other accounts referred to in Section 2.10(c) hereof shall have been established to the satisfaction of FINOVA in its sole discretion;

        Q. Environmental Assessment. If required by FINOVA, Borrower shall have caused a Phase I Environmental Assessment to be conducted on the property or properties owned or occupied by Borrower, all at Borrower's own expense and the results of such assessment(s) shall have been in form and substance satisfactory to FINOVA in its sole discretion. Such assessment(s) shall have included, in FINOVA's discretion, core samplings, and shall have been conducted by an environmental engineer acceptable to FINOVA;

        R. Environmental Certificate. FINOVA shall have received an Environmental Certificate from Borrower, in form and substance satisfactory to FINOVA in its discretion, with respect to all locations of Collateral;

        S. Search and References. FINOVA shall have received and approved the results of (i) UCC, tax lien, litigation, judgment, and bankruptcy searches, and
(ii) customer, vendor and credit reference checks, each with respect to Borrower, members of the management of Borrower and other Loan Parties (as determined by FINOVA);

        T. No Material Adverse Changes. Prior to the Closing Date, there shall have occurred no material adverse change in the financial condition, operations, assets or business of Borrower, or in the condition of the Collateral, from that shown on the most recent financial statements for Borrower, including, without limitation, the Prepared Financials. At the closing, Borrower shall deliver to FINOVA an officer's certification confirming that Borrower is unaware of the existence of any such material adverse change;

        U. Projections. Borrower shall submit cash flow projections and pro forma balance sheet with adjusting entries (i) showing that the proposed financing will provide sufficient funds for the Borrower's projected working capital needs, and (ii) showing: (1) that the Borrower will have reasonably sufficient capital for the conduct of its business following the initial funding, and (2) that the Borrower will not incur debts beyond its ability to pay such debts as they mature;

        V. Pending Litigation. FINOVA shall have received and found acceptable, in its sole discretion, information and documents pertaining to all pending litigation to which Borrower is a party as of the Closing Date.

        W. Material Agreements. FINOVA shall have received, reviewed and approved (i) all material agreements to which Borrower shall be a party, and
(ii) all Provider Agreements and Payor and account debtor contracts and certifications, including, but not limited to, managed care Payors, commercial Payors, Medicare, Medicaid and CHAMPUS, to the extent applicable;

        X. Healthcare Regulatory Matters. FINOVA shall have reviewed and found acceptable, in its sole discretion, all healthcare regulatory matters affecting Borrower and the Receivables, including, without limitation: (i) copies of all Medicare and Medicaid cost reports for the last three years, and information as to whether any costs reports of Borrower (under previous ownership or otherwise) have been audited by the relevant Governmental Authority, (ii) copies of the most recent Department of Health Survey and Plan of Corrections Reports, and
(iii) evidence of compliance with healthcare related laws and licensure for the operation of each facility of Borrower including, without limitation, certificates of need, evidence of licensure, and evidence of JCAHO accreditation (if applicable).

        Y. Closing Date Compliance Certificate. FINOVA shall have received a Compliance Certificate from the Chief Financial Officer of Borrower showing Borrower's compliance with each of the financial covenants set forth in Section
6.1.13 of this Agreement, as of the Closing Date.

        Z. Opinions. To the extent any Person other than Borrower shall be parties to the Loan Documents, FINOVA reserves the right to require satisfactory opinions of counsel for each such Person concerning the proper organization of such Person and the due authorization, execution, delivery, enforceability, validity and binding effect of the Loan Documents to which such Person is a party. Each such opinion of counsel shall confirm, to the satisfaction of FINOVA, that the opinion is being delivered to FINOVA at the instruction of the party represented by such counsel, that FINOVA is entitled to rely on such opinion and that for purposes of such reliance, FINOVA is deemed to be in privity with the opining counsel;

        AA. ADA Compliance. As of the Closing Date, with respect to each property leased or occupied by Borrower involving a "public accommodation" within the meaning of the Americans with Disabilities Act of 1990 ("ADA"), each such property is and shall be in compliance with the provisions of the ADA to the extent applicable to such property leased or occupied by Borrower;

        BB. Subordination and Intercreditor Agreements. FINOVA and each Subordinating Creditor shall have entered into a Subordination Agreement, in form and substance satisfactory to FINOVA. Without limiting the generality of the foregoing, Seller shall enter into one or more Subordination Agreements with FINOVA, in form and substance satisfactory to FINOVA, providing that Seller's right to payments in respect of the Seller Subordinated Indebtedness shall be subordinated in right of payment to the Loan;

        CC. Stock Pledge. Community Medical Transport, Inc., as pledgor ("Stock Pledgor") under separate Stock Pledge Agreements of even date herewith ("Stock Pledge Agreements") shall have executed and delivered the Stock Pledge Agreements, pledging in favor of FINOVA all of the issued and outstanding common capital stock of (i) Community Ambulette Service, Inc.; (ii) First Help Ambulance and Ambulette, Inc.; (iii) Empire Ambulance and Ambulete, Inc.; (iv) Century Ambulance and Ambulette, Inc.; (v) Richards/Decker Operating Company, Inc.; (vi) Elite Ambulance and Medical Coach, Inc.; (vii) Hudson Valley Meddtex, Inc.; (viii) Clove Professional Services, Inc.; (ix) Consolidated Collections, Inc.; and (x) Richards/Decker Payroll Company, Inc. FINOVA shall be in possession on the Closing Date of original stock certificates evidencing the shares of stock so pledged to FINOVA, and of undated stock Powers and Assignments Apart from Certificate, executed in blank by Stock Pledgors with respect to all such shares;

        DD. Employment and Non-compete Agreements. FINOVA shall have reviewed and approved all employment and non-compete agreements to be in effect as of the Closing Date between Borrower and any employee of Borrower;

        EE. Asset Appraisal. Borrower shall have provided to FINOVA, at Borrower's sole cost and expense, an asset appraisal of all Borrower's fixed assets upon which FINOVA shall be granted a first priority lien and security interest, which appraisal must be acceptable to FINOVA in all respects;

        FF. Transaction Costs. Borrower shall provide to FINOVA a complete, itemized summary of all transaction costs paid or incurred by any Person in connection with the making of the Loan and the consummation of the Acquisition, which transaction costs shall not exceed the amount set forth in the Schedule, as well as appropriate documentation evidencing such costs and the payment thereof. All such information must be acceptable to FINOVA, in FINOVA's sole discretion, exercised in good faith;

        GG. Schedule Conditions. Borrower shall have complied with all additional conditions precedent as set forth in the Schedule attached hereto; and

        HH. Other Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed and recorded and shall be in form and substance satisfactory to FINOVA and its counsel, including without limitation, each of the documents listed on the Document Checklist.

        4.2 Subsequent Advances. The obligation of FINOVA to make any advance shall be subject to the further conditions precedent that, on and as of the date of such advance: (a) the representations and warranties of Borrower set forth in this Agreement shall be accurate, before and after giving effect to such advance or issuance and to the application of any proceeds thereof; (b) no Event of Default and no event which, with notice or passage of time or both, would constitute an Event of Default has occurred and is continuing, or would result from such advance or issuance or from the application of any proceeds thereof;
(c) no material adverse change has occurred in the Borrower's business, operations, financial condition, in the condition of the Collateral, or other assets of Borrower or in the prospect of repayment of the Obligations; and (d) FINOVA shall have received such other approvals, opinions or documents as FINOVA shall reasonably request.

5. GENERAL REPRESENTATIONS AND WARRANTIES.

   Borrower represents and warrants that:

        5.1 Due Organization. It is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the State set forth on the Schedule, is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary in order for it to conduct its business and own its property, and has all requisite power and authority to conduct its business as presently conducted, to own its property and to execute and deliver each of the Loan Documents to which it is a party and perform all of its Obligations thereunder, and has not taken any steps to wind-up, dissolve or otherwise liquidate its assets;

        5.2 Other Names. Borrower has not, during the preceding five (5) years, been known by or used any other corporate or fictitious name except as set forth on the Schedule, nor has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during such time;

        5.3 Due Authorization. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been authorized by all necessary corporate, limited liability company or partnership action and do not and shall not constitute a violation of any applicable law or of Borrower's Articles or Certificate of Incorporation or By-Laws, Operating Agreement, Partnership Agreement, or other organizational or governing documents, as applicable, or any other document, agreement or instrument to which Borrower is a party or by which Borrower or its assets are bound;

        5.4 Binding Obligation. Each of the Loan Documents to which Borrower is a party is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms;

        5.5 Intangible Property. Borrower possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications and trade names for the present and planned future conduct of its business without any known conflict with the rights of others, and each is valid and has been duly registered or filed with the appropriate governmental authorities; each of Borrower's patents, patent applications, copyrights, trademarks and trademark applications which have been registered or filed with any governmental authority (including the U.S. Patent and Trademark Office and the Library of Congress) are listed by name, date and filing number on the Schedule or other Loan Documents;

        5.6 Capital. Borrower has capital sufficient to conduct its business, is able to pay its debts as they mature, and owns property having a fair salable value greater than the amount required to pay all of its debts (including contingent debts);

        5.7 Material Litigation. Borrower has no pending or overtly threatened litigation, actions or proceedings which would materially and adversely affect its business, assets, operations, prospects or condition, financial or otherwise, or the Collateral or any of FINOVA's interests therein;

        5.8 Title; Security Interests of FINOVA. Borrower has good, indefeasible and merchantable title to the Collateral and, upon the execution and delivery of the Loan Documents, the filing of UCC-1 Financing Statements, delivery of the certificate(s) evidencing any pledged securities, the filing of any collateral assignments or security agreements regarding Borrower, Trademarks, Copyrights, Licenses and/or Patents, if any, with the appropriate governmental offices and the recording of any mortgages or deeds of trust with respect to real property, and the recording of motor vehicle liens, in each case in the appropriate offices, this Agreement and such documents shall create valid and perfected first priority liens in the Collateral, subject only to Permitted Encumbrances;

        5.9 Restrictive Agreements; Labor Contracts. Borrower is not a party or subject to any contract or subject to any charge, corporate restriction, judgment, decree or order materially and adversely affecting its business, assets, operations, prospects or condition, financial or otherwise, or which restricts its right or ability to incur Indebtedness, and it is not party to any labor dispute. In addition, no labor contract is scheduled to expire during the Initial Term of this Agreement, except as disclosed to FINOVA in writing prior to the date hereof;

        5.10 Laws. Neither Borrower nor any Subsidiary of Borrower is in violation of any applicable statute, regulation, ordinance or any order of any court, tribunal or governmental agency, in any respect materially and adversely affecting the Collateral or its business, assets, operations, prospects or condition, financial or otherwise;

        5.11 Consents. Borrower has obtained or caused to be obtained or issued any required consent of a governmental agency or other Person in connection with the financing contemplated hereby;

        5.12 Defaults. Borrower is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed or other material agreement to which it is a party or by which it or its assets are bound (including, without limitation, the Subordinated Debt), nor has any event occurred which, with the giving of notice or the lapse of time, or both, would cause such a default;

        5.13 Financial Condition. The Prepared Financials fairly present Borrower's financial condition and results of operations and those of such other Persons described therein as of the date thereof in accordance with GAAP; there are no material omissions from the Prepared Financials or other facts or circumstances not reflected in the Prepared Financials; and there has been no material and adverse change in such financial condition or operations since the date of the initial Prepared Financials delivered to FINOVA hereunder;

        5.14 ERISA. None of Borrower, any ERISA Affiliate, or any Plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a) or any of the published interpretations thereunder, nor has Borrower or any ERISA Affiliate received any notice to such effect. No notice of intent to terminate a Plan has been filed under Section 4041 of ERISA, nor has any Plan been terminated under ERISA. The PBGC has not instituted proceedings to terminate, or appointed a trustee to administer, a Plan. No lien upon the assets of Borrower has arisen with respect to a Plan. No prohibited transaction or Reportable Event has occurred with respect to a Plan. Neither Borrower nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. Borrower and each ERISA Affiliate have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived;

        5.15 Taxes. Borrower has filed all tax returns and such other reports as it is required by law to file and has paid or made adequate provision for the payment on or prior to the date when due of all taxes, assessments and similar charges that are due and payable;

        5.16 Locations; Federal Tax ID No. Borrower's chief executive office and the offices and locations where it keeps the Collateral (except for Collateral in transit) are only at the locations set forth on the Schedule, except to the extent that such locations may have been changed after written notice to FINOVA in accordance with Section 9.12 hereof; Borrower's federal tax identification number is as shown on the Schedule;

        5.17 Business Relationships. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any Payor or any group of Payors whose unpaid claims individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially and adversely affect Borrower or prevent Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted; and

        5.18 Millennium Compliance. Borrower has taken all action necessary to assure that there will be no material adverse change to Borrower's business by reason of the advent of the year 2000, including, without limitation, that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after April 1, 1999, except for personal office computers and network stations which will be compliant by October 1, 1999.

        5.19 Healthcare Representations and Warranties.

               A With respect to each Receivable, as of the date such Receivable is created and included as an Eligible Receivable by FINOVA:

               (1) All documents and agreements relating to the Receivable requested by FINOVA have been delivered to FINOVA with respect to such Receivable and such documents are true and correct in all material respects; Borrower has timely and properly billed the applicable Payor of the Receivable (except where supporting claim documents must be forwarded to such Payor before a bill may be submitted in which case Borrower shall promptly complete documentation and billing of such Payors), and Borrower has delivered or caused to be delivered to such Payor all Payor requested supporting claim documents with respect to such Receivable including all documentation required by the applicable Payor(s) for payment on the Receivable, and the statutory period for issuing an explanation of benefits ("EOB") in connection with such Receivable has not expired; and all information set forth in the bill and supporting claim documents submitted to a Payor with respect to such Receivable is true, complete and correct in all material respects, and, if additional information is requested by such Payor in connection therewith, Borrower will promptly provide the same and, if necessary, will rebill or, if requested by the primary servicer (if other than Borrower) cooperate with such servicer(s) to rebill such Governmental Receivable;

               (2) Each such Receivable is exclusively owned by Borrower, and there is no security interest in or lien against such Receivable in favor of any third party other than FINOVA, nor is there any recording or filing against Borrower, as debtor, covering or purporting to cover any interest of any kind in any Receivable, except as has been or will be released or terminated by each party holding such adverse interest in the Receivable prior to or concurrently with the initial Loan made by FINOVA to Borrower. Borrower shall defend the first priority security interest of FINOVA in all Receivables against the claims of all persons claiming any interest adverse to FINOVA. With respect to any Governmental Receivable the rights transferred to FINOVA in connection with this Agreement do not include the right to claim payment in FINOVA's name from the applicable Payor or the right to direct such Payor to remit payment directly to FINOVA except as permitted by applicable laws and regulations governing such Governmental Receivables;

               (3) Each such Receivable (A) is payable, in an amount not less than its Expected Net Receivable, by the Payor identified by Borrower as being obligated with respect to such Receivable, (B) is based on an actual and bona fide rendition of services or sale of goods to a patient by Borrower in the ordinary course of its business, (C) is denominated and payable only in lawful currency of the United States, and (D) is an "account" within the meaning of the Uniform Commercial Code of the state in which the services or goods were provided or sold to the patient by Borrower and in which Borrower has its principal place of business, or is a right to payment under a policy of insurance or the proceeds thereof, and is not evidenced by an instrument or chattel paper unless specifically identified in writing to FINOVA; and there is no Payor other than the applicable Payor identified by Borrower as the Payor primarily liable, on any such Receivable;

               (4) No such Receivable is (A) subject to any audit, action, suit, proceeding or dispute (pending or threatened), set-off, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination by the Payor (except as described in the Schedule), or (B) with respect to each Receivable for which FINOVA has advanced an amount greater than $10, within fewer than ninety (90) days prior to, or past, the statutory limit for collection applicable to the Payor;

               (5) Borrower does not have any guaranty of, letter of credit providing credit support for, or collateral security for, such Receivable, other than any such guaranty, letter of credit or collateral security as has been assigned to FINOVA, and any such guaranty, letter of credit or collateral security is not subject to any lien in favor of any other person;

               (6) To the best of Borrower's knowledge and belief the goods or services provided and creating such Receivable were medically necessary for the patient, and the patient has received such goods or services;

               (7) Where required by applicable law or contract, the fees charged for the goods or services constituting the basis for such Receivable are
(a) consistent with the usual, customary and reasonable fees charged by other similar medical service providers in Borrower's community or the community in which the patient resides, whichever is less, of the same or similar service by Borrower or (b) pursuant to negotiated fee contracts, or imposed fee schedules, with or by the applicable Payors;

               (8) No action by Borrower or any Loan Party other than the execution and delivery of this Agreement and the other Loan Documents, the issuance and delivery of any required Payor Notices (in a form approved by FINOVA), the filing of UCC financing statements in the State in which the Borrower's principal place of business and chief executive office is located, and the delivery to FINOVA of any original instrument or chattel paper is required to perfect the first priority security interest of FINOVA in such Receivable, and all such actions have been or will be accomplished no later than the date of the initial Loan advance by FINOVA;

               (9) Each such Receivable complies, in all material respects which would affect the timely collectibility of such receivable, with all laws and regulations applicable thereto;

               (10) No such Receivable represents services or goods furnished or provided to or on behalf of any subsidiary, parent, or other entity or any Person affiliated with Borrower, and there is no Payor, other than as designated by Borrower, that is primarily liable on such Receivable;

               (11) The Payor with respect to each such Receivable is (A) not currently the subject of any bankruptcy, insolvency or receivership proceeding, nor is it unable to make payments on its obligations when due, (B) located in the United States, and (C) one of the following: (x) a party which in the ordinary course of its business or activities agrees to pay for healthcare services or goods received by individuals, including, without limitation, commercial insurance companies and non-profit insurance companies (such as Blue Cross and Blue Shield entities) issuing health, personal injury, worker's compensation or other types of insurance, employers or unions which self- insure for employee or member health insurance, prepaid healthcare organizations, preferred provider organizations, health maintenance organizations, group purchasing organizations, management/administrative service organizations, health care providers or any other similar persons, or (y) a Payor of the type described in the definition of Governmental Receivables;

               (12) The insurance policy, contract or other instrument obligating a Payor to make payment with respect to each such Receivable (A) except with respect to a Governmental Receivable, does not contain any provision prohibiting the transfer of such payment obligation from the patient to Borrower, (B) has been duly authorized and, together with such Receivable, constitutes the legal, valid and binding obligation of the Payor in accordance with its terms, (C) together with the applicable Receivable, does not contravene in any material respect any requirement of law applicable thereto, and (D) was in full force and effect at the time the services or goods rendered to the patient constituting the basis for such Receivable were performed;

               (13) Fees for services or goods which are subject to limitations imposed by contracts for reimbursement from the related Payor, or applicable law, do not exceed the limitations imposed thereunder, and each Receivable for which the fees are so restricted has been clearly identified to FINOVA as being subject to such restriction;

               (14) Except as limited in the case of Governmental Receivables:
(A) Borrower has the right to pledge, collaterally assign and grant a security interest in each such Receivable to FINOVA pursuant to this Agreement; (B) no consent from the related Payor or any other person is required to create or perfect the first priority security interest granted in favor of FINOVA in any Receivable pursuant to this Agreement; and (C) such grant of a security interest to FINOVA in each such Receivable has been made in good faith by Borrower and without intent to hinder, delay or defraud present or future creditors of Borrower, and will constitute a valid and binding first priority security interest in such Receivable enforceable against Borrower any Loan Party and all creditors of and purchasers from Borrower senior and prior to all other assignments, liens or pledges thereof. With respect to Governmental Receivables, Borrower shall retain all rights of collection with respect thereto, subject to the provisions of the Depository Agreement;

               (15) There are no proceedings or investigations in which Borrower is named as party or any other proceedings or investigations pending or threatened before any Governmental Authority or any arbitration or similar proceedings under any contract (A) asserting the invalidity of such Receivable or any contract related thereto, (B) seeking the payment of such Receivable or any contract related thereto, or (C) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Receivable or any contract related thereto;

               (16) No Receivable or contract related thereto contravenes in any material respect any federal, state or local law, rule or regulation applicable thereto (including, without limitation, the Social Security Act and the rules and regulations of HCFA under the Social Security Act, other federal and state laws and regulations pertaining to Medicare, Medicaid and other health care financing programs laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no party to such related contract to the best of Borrower's knowledge is in violation of any such law, rule or regulation in any material respect;

               (17) All descriptions of such Receivable provided to FINOVA on behalf of Borrower remain true and correct and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the descriptions of or statements made therein not misleading; and

        If a breach of any of the representations or warranties contained herein relating to a Receivable may, in the Permitted Discretion of FINOVA, have a material adverse effect upon the validity, legality or collectibility of such Receivable then, such Receivable shall no longer be deemed, an "Eligible Receivable", as defined in Section 1.1 hereof.

        B. Borrower has obtained all Medicare and Medicaid certifications necessary and accreditations to operate its business as now conducted, and currently is and has been at all times in the last five (5) years in compliance with all Medicare and Medicaid statutory and regulatory requirements, including, but not limited to:

               (1) the Medicare Program Integrity Requirements of 42 C.F.R. 420 et. seq.;

               (2) the requirements under the Conditions for Medicare Payment as described in 42 C.F.R. 424 et. seq., as applicable;

               (3) the requirements under the Medicare Conditions for Participation of Home Health Agencies, as described in 42 U.S.C. 484 et. seq.;

               (4) the requirements for Medicare Provider Agreements and Supplier Approval, as described in 42 C.F.R. 489 et. seq.;

               (5) the Medicaid Program Integrity requirements of 42 C.F.R. 455 et. seq. as implemented by the state Medicaid agency in each State in which Borrower conduct(s) business;

               (6) the requirements for Medicaid provider agreements required by 42 C.F.R. 431.107 as implemented by the State Medicaid agency in each State in which Borrower conducts business; and

               (7) the requirements under the Medicare provisions governing hospice care, as described in 42 U.S.C. 418 et. seq.

        C. Borrower has all Medicare and Medicaid provider number(s), supplier billing number(s) and Medicare and/or Medicaid provider and/or participation agreements necessary to submit reimbursement claims to Medicare and/or Medicaid for any health care activity in which it is currently engaged; all of which are described fully and accurately on Exhibit A to the Schedule; and Borrower has not allowed or permitted or authorized any Person other than Borrower to use any such number or agreement.

        D. Borrower is not currently subject to, and has never been subject to, suspension, revocation or denial of its Medicare and Medicaid certification, provider number, supplier billing number or termination of its Medicare and Medicaid provider and/or participation agreement(s).

        E. Borrower is not currently nor has in the past been subject to:

               (1) any state or local governmental investigation, inspection or inquiry related to any license or licensure standards applicable to Borrower;

               (2) any federal, state, local governmental or private Payor civil or criminal investigations, inquiries or audits involving and/or related to any federal, state or private Payor health care fraud and abuse provisions or contractual prohibition of health care fraud and abuse; or

               (3) any federal, state or private Payor inquiry, investigation, inspection or audit regarding Borrower or its activities, including without limitation, any federal, state or private Payor inquiry or investigation of any Person having "ownership, financial or control interest" in Borrower (as that term is defined in 42 C.F.R. 420.201 et. seq.) involving and/or related to health care fraud and abuse, false claims under 31 U.S.C. 3729-3731 or any similar contractual prohibition, or any qui tam action brought pursuant to 31 U.S.C. 3729 et. seq.

               (4) No owner, officer, manager, employee or Person with a "direct or indirect ownership interest" in Borrower as those terms are defined in 42 C.F.R. 420.201):

               (5) ad a civil monetary penalty assessed against him or her pursuant to 42 U.S.C. 1320a- 7a;

               (6) has been excluded from participation in a Federal Health Care Program (as that term is defined in 42 U.S.C. 1320a-7b);

               (7) has been convicted (as that term is defined in 42 C.F.R. 1001.2) of any of those offenses described in 42 U.S.C. 1320a-7b or 18 U.S.C. 669, 1035, 1347, 1518, including without limitation any of the following categories of offenses:

                    (i) criminal offenses relating to the delivery of an item or service under any Federal Health Care Program (as that term is defined in 42 U.S.C. 1320a-7b) or health care benefit program (as that term is defined in 18 U.S.C. 24(b);

                    (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

                    (iii) criminal offenses under federal or state law relating to fraud and abuse, theft, embezzlement, false statements to third parties, money laundering, kickbacks, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency;

                    (iv) federal or state laws relating to the interference with or obstruction of any investigations into any criminal offenses described in (i) through (iv) above; or

                    (v) criminal offenses under federal or state law relating to the unlawful manufacturing, distribution, prescription or dispensing of a controlled substance; or

               (8) has been involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. 3729-3731 or qui tam action brought pursuant to 31 U.S.C. 3729 et. seq.

        F. Borrower is and shall continue to be in compliance with all applicable laws relating to its relationships with physicians.

        G. Borrower is and shall continue to be in compliance with all laws, rules, regulations, orders, decrees and directions of any Governmental Authority (including, without limitation, the Social Security Act, as amended, the rules and regulations promulgated by HCFA), and any state laws applicable to the Receivables, any contracts relating thereto or any other Collateral, or otherwise applicable to its business and properties, a violation of which could materially adversely affect its ability to collect it's Receivables or repay the Obligations.

        H. Borrower (1) has all material permits, licenses, accreditations, registrations, certifications, authorizations, approvals, consents and agreements of all Payors, accreditation agencies, provider and any other Person, necessary or required for Borrower to own the assets that it now owns, to carry on its business as now conducted, to execute, deliver and perform its Obligations under the Loan Documents, and to receive payments on Receivables from the applicable Payors; and (2) has not been notified by any such Payor, accreditation agency, provider or any other Person, during the 24 month period immediately preceding the date of this Agreement, that such Person has suspended, revoked or denied renewal, or intends to do so, with respect to any such permit, license, accreditation, certification, authorization, approval, consent or provider agreement or other contract granted by it to Borrower or to which it and Borrower are parties.

        I. Borrower has all necessary federal, state and local licenses, permits, registrations, certifications and other approvals required to conduct the health care activity in which it is currently engaged; and any Person that provides any health care services for or on behalf of Borrower (either as an employee or independent contractor) holds the required federal, state and local licenses that are necessary to legally perform such services and are not suspended or limited in any way; and Borrower is in good standing with the respective governmental, quasi-governmental and other third party Payors and regulatory agencies that now or hereafter are expected to be involved in such health care activities.

        J. All persons providing care for or on behalf of Borrower (either as an employee or independent contractor) are licensed.

        K. None of Borrower's state and local licenses, permits, registrations, certifications and other approvals relating to providing health care services and other services provided by Borrower have been suspended, revoked, limited or denied renewal.

        5.20 Reaffirmations. Each request for a Loan made by Borrower pursuant to this Agreement shall constitute (i) an automatic representation and warranty by Borrower to FINOVA that there does not then exist any Event of Default and
(ii) a reaffirmation as of the date of said request and each Loan advance of all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents.

6. COVENANTS.

        6.1 Affirmative Covenants. Borrower covenants that, so long as any Obligation remains outstanding and this Agreement is in effect, it shall:

        A. Taxes. File all tax returns and pay or make adequate provision for the payment of all taxes, assessments and other charges on or prior to the date when due;

        B. Notice of Litigation. Promptly notify FINOVA in writing of any litigation, suit or administrative proceeding which may materially and adversely affect the Collateral or Borrower's business, assets, operations, prospects or condition, financial or otherwise, whether or not the claim is covered by insurance;

        C. ERISA. Notify FINOVA in writing (i) promptly upon the occurrence of any event described in Paragraph 4043 of ERISA, other than a termination, partial termination or merger of a Plan or a transfer of a Plan's assets and
(ii) prior to any termination, partial termination or merger of a Plan or a transfer of a Plan's assets;

        D. Change in Location. Notify FINOVA in writing forty-five (45) days prior to any change in the location of Borrower's chief executive office or the location of any Collateral, or Borrower's opening or closing of any other place of business;

        E. Entity Existence. Maintain its corporate, limited liability company or partnership entity existence and its qualification to do business and good standing in all states necessary for the conduct of its business and the ownership of its property and maintain adequate assets, licenses, patents, copyrights, trademarks and trade names for the conduct of its business;

        F. Labor Disputes. Promptly notify FINOVA in writing of any labor dispute to which Borrower is or may become subject and the expiration of any labor contract to which Borrower is a party or bound;

        G. Violations of Law. Promptly notify FINOVA in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to Borrower which may materially and adversely affect the Collateral or Borrower's business, assets, prospects, operations or condition, financial or otherwise;

        H. Defaults. Notify FINOVA in writing within five (5) Business Days of Borrower's default under any note, indenture, loan agreement, mortgage, lease or other agreement to which Borrower is a party or by which Borrower is bound (including, without limitation, the Subordinated Debt), or of any other default under any Indebtedness of Borrower;

        I. Capital Expenditures. Promptly notify FINOVA in writing of the making of any Capital Expenditure materially affecting Borrower's business, assets, prospects, operations or condition, financial or otherwise, except to the extent permitted in the Schedule;

        J. Books and Records. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP, reflecting all of its financial transactions;

        K. Leases; Warehouse Agreements. Provide FINOVA with (i) copies of all agreements between Borrower and any landlord or warehouseman or bailee which owns any premises at which any Collateral may, from time to time, be located (whether for processing, storage or otherwise), and (ii) without limiting the landlord, bailee and/or mortgagee waivers to be provided pursuant to Section 4.1(k) hereof, additional landlord, bailee and/or mortgagee waivers, in form acceptable to FINOVA with respect to all locations where any Collateral is hereafter located;

        L. Additional Documents. At FINOVA's request, promptly execute or cause to be executed and delivered to FINOVA any and all documents, instruments or agreements deemed necessary by FINOVA to facilitate the collection of the Obligations or the Collateral or otherwise to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, if any of the Receivables (other than Medicare or Medicaid Receivables) with a face value in excess of $5,000 arises out of a contract with the United States of America or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify FINOVA of such fact in writing and shall execute any instruments and take any other action required or requested by FINOVA to comply with the provisions of the Federal Assignment of Claims Act;

        M. Financial Covenants. Comply with the financial covenants set forth on the Schedule.

        N. Millennium Compliance. Borrower shall take all action necessary to assure that there will be no material adverse change to Borrower's business by reason of the advent of the year 2000, including without limitation that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after April 1, 1999, except for personal office computers and network stations which will be compliant by October 1, 1999. At FINOVA's request, Borrower shall provide to FINOVA assurance reasonably acceptable to FINOVA that Borrower's computer-based systems, embedded microchips and other processing capabilities are year 2000 compatible.

        O. Healthcare Covenants.

               (1) Furnish to FINOVA within five (5) days of receipt a copy of any healthcare related licensure and annual or biannual certification survey report and any statement of deficiencies and any survey (other than the annual or biannual survey) indicating a violation or deficiency, and within the time period required by the particular agency for submission, a copy of the plan of correction with respect thereto if such plan of correction is required by such agency issuing the statement of deficiency or notice of violation, and correct or cause to be corrected any deficiency or violation within the time period required for cure by such agency, subject to such agency's normal appeal process, if such deficiency or violation could adversely affect either the right to continue participation in Medicare, Medicaid or their reimbursement programs for existing patients or the right to admit new Medicare patients, Medicaid patients or other reimbursement program patients or result in the loss or suspension of Borrower's licenses and permits to operate Borrower's business;

               (2) Furnish to FINOVA within five (5) days of the receipt by the Borrower, any and all notices disclosing and adverse finding from any licensing, certifying and/or reimbursement agencies that Borrower's license, Medicare or Medicaid certification or provider status or entitlement to payments pursuant to any reimbursement contract or program of Borrower is being downgraded to a substandard category, revoked, or suspended, or that action is pending or being considered to downgrade to a substandard category, revoke, or suspend any rights pursuant to the Borrower's license, certification or reimbursement contract or program;

               (3) Furnish to FINOVA within five (5) days of the date of the required filing of cost reports of Borrower with Medicaid, Medicare or other applicable Governmental Authority or its intermediary or pursuant to any reimbursement contract or program, or the date of actual filing of such cost report of Borrower, whichever is earlier, a complete and accurate copy of the annual Medicaid, Medicare and other cost reports for Borrower, which will be prepared by an independent certified public accountant or by an experienced cost report preparer acceptable to FINOVA, and promptly furnish to FINOVA any amendments filed with respect to such reports and all responses, audit reports or inquiries with respect to such reports;

               (4) Maintain a corporate health care regulatory compliance program ("CCP") which includes the following components and allows FINOVA and/or any outside consultants from time to time to review Borrower's CCP:

               (5) standards of conduct and procedures that describe Borrower's compliance policies regarding federal, state and local laws with an emphasis on prevention of fraud and abuse;

               (6) specific officer within high-level personnel of Borrower's organization identified as having overall responsibility for compliance of Borrower with such standards and procedures;

               (7) training and education programs which effectively communicate the compliance standards and procedures to employees and agents, including, without limitation, fraud and abuse laws and illegal billing practices;

               (8) auditing and monitoring systems and reasonable steps for achieving compliance of Borrower with such standards and procedures, including, without limitation, publicizing a report system to allow employees and other agents to anonymously report criminal or suspect conduct and potential compliance problems;

               (9) disciplinary guidelines and consistent enforcement of compliance policies including, without limitation, discipline of individuals responsible for the failure to detect violations of Borrower's CCP;

               (10) mechanisms to immediately respond to detected violations of Borrower's CCP.

        P. Promptly notify FINOVA in the event of any action, suit, proceeding, dispute, offset, deduction, settlement, defense or counterclaim that is or may be asserted by a Payor with respect to any material Receivable (except for denials of Governmental Receivables which shall be disclosed on a monthly basis by Borrower to FINOVA). This Section does not require Borrower to provide a notice of denial to FINOVA in those cases where Borrower reasonably believes that a Payor's notice of denial will be reversed upon the submission of supplemental information to the Payor;

        Q. Make all payments to the applicable Payor necessary to prevent such Payor from offsetting any earlier overpayment to Borrower against any amount the Payor may owe on any Receivables;

        R. Continue to (i) maintain all state and local licenses, permits, registrations and certifications required to conduct any health care activity in which Borrower is engaged, (ii) maintain Medicare and Medicaid provider status; and

        S. Cause the operation of Borrower to be conducted at all times in a prudent manner in compliance with applicable laws and regulations relating thereto and cause all licenses, permits, certificates of need, reimbursement contracts and programs, and any other agreements as may be necessary for participation in Medicaid, Medicare, and other applicable reimbursement programs to remain in effect.

        6.2 Negative Covenants. Without FINOVA's prior written consent, which consent FINOVA may withhold in its sole discretion, so long as any Obligation remains outstanding and this Agreement is in effect, Borrower shall not:

        A. Mergers. Merge or consolidate with or acquire any other Person, or make any other material change in its capital structure or in its business or operations which might adversely affect the repayment of the Obligations;

        B. Loans. Make advances, loans or extensions of credit to, or invest in, any Person;

        C. Dividends. Declare or pay cash dividends upon any of its stock or ownership interests or distribute any of its property or redeem, retire, purchase or acquire directly or indirectly any of its stock or ownership interests;

        D. Adverse Transactions. Enter into any transaction which materially and adversely affects the Collateral or its ability to repay the Obligations in full as and when due;

        E. Guarantee or become directly or contingently liable for the Indebtedness of any Person, except by endorsement of instruments for deposit and except for the existing guarantees made by Borrower prior to the date hereof, if any, which are set forth in the Schedule;

        F. Repurchase. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or any other repurchase or return basis;

        G. Name. Use any corporate or fictitious name other than its corporate name as set forth in its Articles or Certificate of Incorporation on the date hereof or as set forth on the Schedule;

        H. Prepayment. Prepay any Indebtedness other than trade payables and other than the Obligations;

        I. Capital Expenditure. Make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower in any fiscal year would exceed the amount set forth on the Schedule;

        J. Pay total compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during any fiscal year to all of Borrower's executives, officers and directors (or any relative thereof) in an amount in excess of the amount set forth in the Schedule;

        K. Indebtedness. Create, incur, assume or permit to exist any Indebtedness (including Indebtedness in connection with Capital Leases) in excess of the amount set forth on the Schedule, other than (i) the Obligations,
(ii) trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business, and (iii) other Indebtedness existing on the date of this Agreement and reflected in the Prepared Financials (except Indebtedness paid on the date of this Agreement from proceeds of the initial advances hereunder), and (iv) Subordinated Debt;

        L. Affiliate Transactions. Except as set forth below, sell, transfer, distribute or pay any money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or Indebtedness, or any property, of any Affiliate, or become liable on any guaranty of the indebtedness, dividends or other obligations of any Affiliate. Notwithstanding the foregoing, Borrower may pay compensation permitted by
Section 6.2.10 to employees who are Affiliates and, if no Event of Default has occurred, Borrower may (i) engage in transactions with Affiliates in the normal course of business, in amounts and upon terms which are fully disclosed to FINOVA and which are no less favorable to Borrower than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate, and
(ii) make payments to a Subordinating Creditor that is an Affiliate, subject to and only to the extent expressly permitted in the Subordination Agreement between such Subordinating Creditor and FINOVA;

        M. Nature of Business. Enter into any new business or make any material change in any of Borrower's business objectives, purposes or operations;

        N. Use the name of FINOVA in connection with any of Borrower's business or activities, except in connection with internal business matters or as required in dealings with governmental agencies and financial institutions or with trade creditors of Borrower, solely for credit reference purposes;

        O. Margin Security. Borrower will not (and has not in the past) engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G or Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan or other advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or in any manner which might cause such Loan or other advance or the application of such proceeds to violate (or require any regulatory filing under) Regulation G, Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System, in each case as in effect on the date or dates of such Loan or other advance and such use of proceeds. Further, no proceeds of any Loan or other advance will be used to acquire any security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

        P. Purchase or acquire any real property without FINOVA's prior written consent, a condition of which consent shall include delivery of appropriate environmental reports and analysis, in form and substance satisfactory to FINOVA and its counsel.

7. DEFAULT AND REMEDIES.

        7.1 Events of Default. Any one or more of the following events shall constitute an Event of Default under this Agreement:

        A. Borrower fails to pay when due and payable any portion of the Obligations at stated maturity, upon acceleration or otherwise;

        B. Borrower or any other Loan Party fails or neglects to perform, keep, or observe any Obligation including, but not limited to, any term, provision, condition, covenant or agreement contained in any Loan Document to which Borrower or such other Loan Party is a party;

        C. Any material adverse change occurs in Borrower's business, assets, operations, prospects or condition, financial or otherwise;

        D. The prospect of repayment of any portion of the Obligations or the value or priority of FINOVA's security interest in the Collateral is materially impaired;

        E. Any material portion of Borrower's assets is seized, attached, subjected to a writ or distress warrant, is levied upon or comes into the possession of any judicial officer;

        F. Borrower shall generally not pay its debts as they become due or shall enter into any agreement (whether written or oral), or offer to enter into any agreement, with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts or the participation of such creditors or their representatives in the supervision, management or control of the business of Borrower;

        G. Any bankruptcy or other insolvency proceeding is commenced by Borrower or Guarantor, or any such proceeding is commenced against Borrower or Guarantor and remains undischarged or unstayed for thirty (30) days;

        H. Any notice of lien, levy or assessment is filed of record with respect to any of Borrower's assets;

        I. Any judgments are entered against Borrower in an aggregate amount exceeding that are not covered by insurance and all such judgments shall not have been satisfied, stayed or bonded pending appeal within thirty (30) days from the entry thereof, provided that all rights of execution on any attachment or judgment lien or other action by such judgment creditor against Borrower and the Collateral have been discharged or stayed;

        J. Any default shall occur under (i) any material agreement between Borrower and any third party including, without limitation, any default which would result in a right by such third party to accelerate the maturity of any Indebtedness of Borrower to such third party or (ii) the Subordinated Debt;

        K. Any representation or warranty made or deemed to be made by Borrower, any Affiliate or any other Loan Party in any Loan Document or any other statement, document or report made or delivered to FINOVA in connection therewith shall prove to have been misleading in any material respect;

        L. Any Guarantor dies, breaches, violates, defaults, terminates or attempts to terminate its Guaranty or any security therefor or becomes subject to any bankruptcy or other insolvency proceeding; or the Guaranty is terminated by the Guarantor for any reason, or is terminated as set forth in the Guaranty; or any Loan Party breaches or violates, terminates or attempts to terminate any Validity and Support Agreement delivered in connection herewith;

        M. Any Prohibited Transaction or Reportable Event shall occur with respect to a Plan which could have a material adverse effect on the financial condition of Borrower; any lien upon the assets of Borrower in connection with any Plan shall arise; Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived;

        N. Any suit is filed against Borrower which, if adversely determined, could substantially impair the ability of Borrower to perform each and every one of its obligations under the Loan Documents and Borrower fails to answer such suit and diligently prosecute the defense of such suit;

        O. Any transfer of the issued and outstanding shares of common stock or other evidence of Ownership of Borrower or election of the Board of Directors which would constitute a Change in Control of the Borrower;

        P. Borrower ceases to do business or terminates its business;

        Q. termination of the contract with any Payor which represents a material portion of Borrower's Receivables;

        R. Borrower has issued a Revocation Order to Borrower's Bank under the Depository Account Agreement or has failed to remit any misdirected payments or other monies paid by any Payor with respect to any of the Receivables to FINOVA inconsistent with the rights of FINOVA hereunder;

        S. A final revocation of the Certificate of Need or the Medicare or Medicaid (or any successor programs) Provider Agreements held by Borrower;

               NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, FINOVA RESERVES THE RIGHT TO CEASE MAKING ANY LOANS IF AN EVENT OF DEFAULT HAS OCCURRED.

        T. Borrower fails to obtain surety bonds in the minimum required amount in order to comply with (i) Medicare program requirements or (ii) submit such sure bonds to HCFA and/or the state Medicaid agency on or before the applicable deadline date, and thereafter on an annual basis or as otherwise required by HCFA and/or the proper state Medicare agency, in order the proper state Medicaid agency, in order to avoid termination of Borrowers provider agreements;

        7.2 Remedies. Upon the occurrence of an Event of Default, FINOVA may, at its option and in its sole discretion and in addition to all of its other rights under the Loan Documents, cease making Loans,, terminate this Agreement and declare all of the Obligations to be immediately payable in full. Borrower agrees that FINOVA shall also have all of its rights and remedies under applicable law, including, without limitation, the default rights and remedies of a secured party under the Code, and upon the occurrence of an Event of

Default Borrower hereby consents to the appointment of a receiver by FINOVA in any action initiated by FINOVA pursuant to this Agreement and to the jurisdiction and venue set forth in Section 9.26 hereof, and Borrower waives notice and posting of a bond in connection therewith. Further, FINOVA may, at any time, take possession of the Collateral and keep it on Borrower's premises, at no cost to FINOVA, or remove any part of it to such other place(s) as FINOVA may desire, or Borrower shall, upon FINOVA's demand, at Borrower's sole cost, assemble the Collateral and make it available to FINOVA at a place reasonably convenient to FINOVA. FINOVA may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as FINOVA deems advisable, at FINOVA's discretion, and may, if FINOVA deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Borrower agrees that FINOVA has no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. FINOVA is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production, advertising or selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to FINOVA's benefit. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at its address set forth in the heading to this Agreement at least five (5) days before sale or other disposition. The proceeds of sale shall be applied, first, to all attorneys' fees and other expenses of sale, and second, to the Obligations in such order as FINOVA shall elect, in its sole discretion. FINOVA shall return any excess to Borrower and Borrower shall remain liable for any deficiency to the fullest extent permitted by law.

        7.3 Standards for Determining Commercial Reasonableness. Borrower and FINOVA agree that the following conduct by FINOVA with respect to any disposition of Collateral shall conclusively be deemed commercially reasonable (but other conduct by FINOVA, including, but not limited to, FINOVA's use in its sole discretion of other or different times, places and manners of noticing and conducting any disposition of Collateral shall not be deemed unreasonable): Any public or private disposition: (i) as to which on no later than the fifth calendar day prior thereto written notice thereof is mailed or personally delivered to Borrower and, with respect to any public disposition, on no later than the fifth calendar day prior thereto notice thereof describing in general non-specific terms, the Collateral to be disposed of is published once in a newspaper of general circulation in the county where the sale is to be conducted (provided that no notice of any public or private disposition need be given to the Borrower or published if the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market); (ii) which is conducted at any place designated by FINOVA, with or without the Collateral being present; and (iii) which commences at any time between 8:00 a.m. and 5:00 p.m. Without limiting the generality of the foregoing, Borrower expressly agrees that, with respect to any disposition of accounts, instruments and general intangibles, it shall be commercially reasonable for FINOVA to direct any prospective purchaser thereof to ascertain directly from Borrower any and all information concerning the same, including, but not limited to, the terms of payment, aging and delinquency, if any, the financial condition of any obligor or account debtor thereon or guarantor thereof, and any collateral therefor.

8. EXPENSES AND INDEMNITIES

        8.1 Expenses. Borrower covenants that, so long as any Obligation remains outstanding and this Agreement remains in effect, it shall promptly reimburse FINOVA for all costs, fees and expenses incurred by FINOVA in connection with the negotiation, preparation, execution, delivery, administration and enforcement of each of the Loan Documents, including, but not limited to, the attorneys' and paralegals' fees of in-house and outside counsel, expert witness fees, lien, title search and insurance fees, appraisal fees, all charges and expenses incurred in connection with any and all environmental reports and environmental remediation activities, and all other costs, expenses, taxes and filing or recording fees payable in connection with the transactions contemplated by this Agreement, including without limitation all such costs, fees and expenses as FINOVA shall incur or for which FINOVA shall become obligated in connection with (i) any inspection or verification of the Collateral, (ii) any proceeding relating to the Loan Documents or the Collateral, (iii) actions taken with respect to the Collateral and FINOVA's security interest therein, including, without limitation, the defense or prosecution of any action involving FINOVA and Borrower or any third party, (iv) enforcement of any of FINOVA's rights and remedies with respect to the Obligations or Collateral and (v) consultation with FINOVA's attorneys and participation in any workout, bankruptcy or other insolvency or other proceeding involving any Loan Party or any Affiliate, whether or not suit is filed or the issues are peculiar to federal bankruptcy or state insolvency laws. Borrower shall also pay all FINOVA charges in connection with bank wire transfers, forwarding of loan proceeds, deposits of checks and other items of payment, returned checks, establishment and maintenance of lockboxes and other Blocked Accounts, and all other bank and administrative matters, in accordance with FINOVA's schedule of bank and administrative fees and charges in effect from time to time;

        8.2 Environmental Matters. The Environmental Certificate dated on or about the date of this Agreement is incorporated herein for all purposes as if fully stated in this Agreement.

9. MISCELLANEOUS.

        9.1 Examination of Records; Financial Reporting.

        A. Examinations. FINOVA shall at all reasonable times have full access to and the right to examine, audit, make abstracts and copies from and inspect Borrower's records, computer data, files, books of account and all other documents, instruments and agreements relating to the Collateral and the right to check, test and appraise the Collateral (consistent with the State and Federal laws regarding patient confidentiality) and the rules of JCAHO. Borrower shall deliver to FINOVA any instrument necessary for FINOVA to obtain records from any service bureau maintaining records for Borrower. All instruments and certificates prepared by Borrower showing the value of any of the Collateral shall be accompanied, upon FINOVA's request, by copies of related purchase orders and invoices and records relating to the applications of collections of receivables (including misdirected payments). FINOVA may, at any time after the occurrence of an Event of Default, remove from Borrower's premises Borrower's books and records (or copies thereof) or require Borrower to deliver such books and records or copies to FINOVA. FINOVA may, without expense to FINOVA, use such of Borrower's personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing FINOVA's security interest.

        B. Reporting Requirements. Borrower shall furnish FINOVA, upon request, such information and statements as FINOVA shall request from time to time regarding Borrower's business affairs, financial condition and the results of its operations. Without limiting the generality of the foregoing, Borrower shall provide FINOVA with:

        (i) on a weekly basis, FINOVA's standard form collateral and loan report, together with accounts receivable certifications and notice of assignment documents on a daily basis or as described in the Schedule, together with cash receipt and revenue reports;

        (ii) upon FINOVA's request, copies of sales journals, cash receipt journals, deposit slips, copies of service invoices, customer statements and credit memoranda issued, remittance advices and reports, evidence of billing and copies of shipping and delivery documents;

        (iii) within five (5) days of the date due (or earlier if available) all cost reports (interim and annual) from all Governmental Authorities or other Persons, as applicable;

        (iv) within ten (10) days after the end of each month, (1) monthly agings (aged from service date) and reconciliations of Receivables (with listings of concentrated accounts and reconciliations to collateral reports), and (2) monthly agings (aged from invoice date) of accounts payable, with outstanding and held check registers;

        (v) within thirty (30) days after the end of each month, unaudited financial statements with respect to the prior month prepared on a basis consistent with such statements prepared in prior months and otherwise in accordance with GAAP;

        (vi) within thirty (30) days after the end of each quarter, unaudited financial statements with respect to the prior quarter prepared on a basis consistent with such statements prepared in prior quarters and otherwise in accordance with GAAP;

        (vii) audited annual consolidated and consolidating financial statements, prepared in accordance with GAAP applied on a basis consistent with the most recent Prepared Financials provided to FINOVA by Borrower, including balance sheets, income and cash flow statements, accompanied by the unqualified report thereon of independent certified public accountants acceptable to FINOVA, together with the Management letter, in the form provided to the auditors and shareholders of Borrower, as soon as available, and in any event, within ninety
(90) days after the end of each of Borrower's fiscal years;

        (viii) at least ninety (90) days prior to the end of each fiscal year of Borrower, annual operating budgets (including income statements, balance sheets and cashflow statements, by month) for the upcoming fiscal year of Borrower; and

        (ix) such certificates relating to the foregoing as FINOVA may request, including, without limitation, a quarterly certificate from the president or the chief financial officer of Borrower ("Compliance Certificate") showing Borrower's compliance with each of the financial covenants set forth in this Agreement, and stating whether any Event of Default has occurred or event which, with giving of notice or the passage of time, or both, would constitute an Event of Default, and if so, the steps being taken to prevent or cure such Event of Default, and such other certificates relating to the reporting requirements set forth in this Section 9.1 as FINOVA shall request. All reports or financial statements submitted by Borrower shall be in reasonable detail and shall be certified by the principal financial officer of Borrower as being complete and correct.

        C. Guarantor's Financial Statements and Tax Returns. Borrower shall cause each of the Guarantors to deliver to FINOVA such Guarantor's annual financial statement (in form acceptable to FINOVA) and a copy of such Guarantor's federal income tax return with respect to the corresponding year, in each case on the date when such tax return is due or, if earlier, on the date when available.

        9.2 Term; Termination.

        A. Term. The initial term of this Agreement shall be as set forth on the Schedule (the "Initial Term") and shall be automatically renewed for successive periods of one (1) year (each, a "Renewal Term"), unless earlier terminated as provided herein.

        B. Prior Notice. Each party shall have the right to terminate this Agreement effective at the end of the Initial Term or at the end of any Renewal Term by giving the other party written notice not less than sixty (60) days prior to the effective date of such termination, by registered or certified mail.

        C. Payment in Full. Upon the effective date of termination, the Obligations shall become immediately due and payable in full in cash.

        D. Early Termination; Termination Fee. In addition to the procedure set forth in Section 9.2(b), Borrower may terminate this Agreement at any time but only upon sixty (60) days' prior written notice and prepayment of the Obligations. Upon any such early termination by Borrower or any termination of this Agreement by FINOVA upon the occurrence of an Event of Default, then, and in any such event, Borrower shall pay to FINOVA upon the effective date of such termination a fee (the "Termination Fee") in an amount equal to the amount shown on the Schedule.

        9.3 Recourse to Security; Certain Waivers. All Obligations shall be payable by Borrower as provided for herein and, in full, at the termination of this Agreement; recourse to security shall not be required at any time. Borrower waives presentment and protest of any instrument and notice thereof, notice of default and, to the extent permitted by applicable law, all other notices to which Borrower might otherwise be entitled.

        9.4 No Waiver by FINOVA. Neither FINOVA's failure to exercise any right, remedy or option under this Agreement, any supplement, the Loan Documents or other agreement between FINOVA and Borrower nor any delay by FINOVA in exercising the same shall operate as a waiver. No waiver by FINOVA shall be effective unless in writing and then only to the extent stated. No waiver by FINOVA shall affect its right to require strict performance of this Agreement. FINOVA's rights and remedies shall be cumulative and not exclusive.

        9.5 Binding on Successor and Assigns. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind FINOVA's and Borrower's respective representatives, successors and assigns.

        9.6 Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

        9.7 Amendments; Assignments. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and FINOVA. Borrower may not sell, assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including, without limitation, any of Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Borrower hereby consents to FINOVA's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, FINOVA's rights, title, interests, remedies, powers and duties hereunder or thereunder. In connection therewith, FINOVA may disclose all documents and information which FINOVA now or hereafter may have relating to Borrower or Borrower's business. To the extent that FINOVA assigns its rights and obligations hereunder to a third party, FINOVA shall thereafter be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third party.

        9.8 Integration. This Agreement, together with the Schedule (which is a part hereof) and the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby.

        9.9 Survival. All of the representations and warranties of Borrower contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties. No termination of this Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations, duties, rights, representations, warranties or liabilities of the parties hereto and all shall survive such termination.

        9.10 Evidence of Obligations. Each Obligation may, in FINOVA's discretion, be evidenced by notes or other instruments issued or made by Borrower to FINOVA. If not so evidenced, such Obligation shall be evidenced solely by entries upon FINOVA's books and records.

        9.11 Loan Requests. Each request for a loan shall be in writing and shall be made by any Person who purports to be any employee, officer or authorized agent of Borrower shall be made to FINOVA on or prior to 10:00 a.m., Chicago time, on the Business Day on which the proceeds thereof are requested to be paid to Borrower and shall be conclusively presumed to be made by a Person authorized by Borrower to do so and the crediting of a loan to Borrower's operating account shall conclusively establish Borrower's obligation to repay such loan. Unless and until Borrower otherwise directs FINOVA in writing, all loans shall be wired to Borrower's operating account set forth on the Schedule.

        9.12 Notices. Any notice required hereunder shall be in writing and addressed to the Borrower and FINOVA at their addresses set forth at the beginning of this Agreement. Notices hereunder shall be deemed received on the earlier of receipt, whether by mail, personal delivery, facsimile, or otherwise, or upon deposit in the United States mail, postage prepaid.

        9.13 Brokerage Fees. Borrower represents and warrants to FINOVA that, with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold FINOVA harmless against any and all such claims.

        9.14 Disclosure. No representation or warranty made by Borrower in this Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to FINOVA in writing with respect to the transactions contemplated by this Agreement which materially and adversely affects the business, assets, operations, prospects or condition (financial or otherwise), of Borrower.

        9.15 Publicity. FINOVA is hereby authorized to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

        9.16 Captions. The Section titles contained in this Agreement are without substantive meaning and are not part of this Agreement.

        9.17 Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its Obligations under this Agreement, any remedy at law may prove to be inadequate relief to FINOVA. Therefore, FINOVA, if it so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

        9.18 Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument, admissible into evidence. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

        9.19 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement, have participated jointly in the negotiations and drafting of this Agreement and hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

        9.20 Time of Essence. Time is of the essence for the performance by Borrower of the Obligations set forth in this Agreement.

        9.21 Limitation of Actions. Borrower agrees that any claim or cause of action by Borrower against FINOVA, or any of FINOVA's directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Agreement, or any other present or future agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, whether or not relating hereto or thereto, occurred, done, omitted or suffered to be done by FINOVA, or by FINOVA's directors, officers, employees, agents, accountants or attorneys, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of FINOVA or any other Person authorized to accept service of process on behalf of FINOVA, within thirty (30) days thereafter. Borrower agrees that such one-year period of time is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by a specific written agreement of FINOVA. This provision shall survive any termination of this Loan Agreement or any other agreement.

        9.22 Liability. Neither FINOVA nor any FINOVA Affiliate shall be liable for any indirect, special, incidental or consequential damages in connection with any breach of contract, tort or other wrong relating to this Agreement or the Obligations or the establishment, administration or collection thereof (including without limitation damages for loss of profits, business interruption, or the like), whether such damages are foreseeable or unforeseeable, even if FINOVA has been advised of the possibility of such damages. Neither FINOVA, nor any FINOVA Affiliate shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by the Borrower through the ordinary negligence of FINOVA, or any FINOVA Affiliate. "FINOVA Affiliate" shall mean FINOVA's directors, officers, employees, agents, attorneys or any other Person or entity affiliated with or representing FINOVA.

        9.23 Notice of Breach by FINOVA. Borrower agrees to give FINOVA written notice of (i) any action or inaction by FINOVA or any attorney of FINOVA in connection with any Loan Documents that may be actionable against FINOVA or any attorney of FINOVA or (ii) any defense to the payment of the Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law. Borrower agrees that unless such notice is fully given as promptly as possible (and in any event within thirty (30) days) after Borrower has knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action, inaction or defense, Borrower shall not assert, and Borrower shall be deemed to have waived, any claim or defense arising therefrom.

        9.24 Application of Insurance Proceeds. The net proceeds of any casualty insurance insuring the Collateral, after deducting all costs and expenses (including attorneys' fees) of collection, shall be applied, at FINOVA's option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to FINOVA, or toward payment of the Obligations. Any proceeds applied to the payment of Obligations shall be applied in such manner as FINOVA may elect. In no event shall such application relieve Borrower from payment in full of all installments of principal and interest which thereafter become due in the order of maturity thereof.

        9.25 Power of Attorney. Borrower appoints FINOVA and its designees as Borrower's attorney, with the power to endorse Borrower's name on any checks, notes, acceptances, money orders or other forms of payment or security that come into FINOVA's possession; to sign Borrower's name on any invoice or other document relating to any Receivable, on drafts against Payors, on assignments of Receivables, on notices of assignment, financing statements and other public records, on verifications of accounts and on notices to Payors or account debtors; to send requests for verification of Receivables to Payors or account debtors; after the occurrence of any Event of Default, to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by FINOVA and to open and dispose of all mail addressed to Borrower; and to do all other things FINOVA deems necessary or desirable to carry out the terms of this Agreement. Borrower hereby ratifies and approves all acts of such attorney. Neither FINOVA nor any of its designees shall be liable for any acts or omissions nor for any error of judgment or mistake of fact or law while acting as Borrower's attorney. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied and FINOVA's obligation to provide loans hereunder shall have terminated.

        9.26 Governing Law; Waivers. THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ENFORCEMENT OF THE OBLIGATIONS, SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS RULES) OF THE STATE OF ARIZONA GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF MARICOPA IN THE STATE OF ARIZONA OR, AT THE SOLE OPTION OF FINOVA, IN ANY OTHER COURT IN WHICH FINOVA SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER WAIVES ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE. BORROWER FURTHER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE IN THE MANNER SET FORTH IN
SECTION 9.12 HEREOF FOR THE GIVING OF NOTICE. BORROWER FURTHER WAIVES ANY RIGHT IT MAY OTHERWISE HAVE TO COLLATERALLY ATTACK ANY JUDGMENT ENTERED AGAINST IT.

        9.27 MUTUAL WAIVER OF RIGHT TO JURY TRIAL. FINOVA AND BORROWER EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT; (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN FINOVA AND BORROWER; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF FINOVA OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH FINOVA OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

        9.28 Lien Termination. In recognition of FINOVA's right to have all of its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding the payment in full of the Obligations, FINOVA shall not be required to record any terminations or satisfactions of any of its liens on the Collateral unless and until Borrower and any other Loan Party (to the extent required by FINOVA) have executed and delivered to FINOVA general releases of all claims, in form and substance satisfactory to FINOVA

        9.29 Intentionally Omitted.

        9.30    Releases; Indemnities.

        A. To the fullest extent permitted by applicable law, in consideration of FINOVA's entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which Borrower hereby acknowledges, Borrower, on its own behalf and on behalf of its successors (including, without limitation, any receiver or trustee acting on behalf of Borrower and any debtor-in-possession with respect to Borrower), assigns, subsidiaries and Affiliates (collectively, the "Releasors"), hereby forever release, discharge and acquit FINOVA and its parents, subsidiaries, shareholders, Affiliates, partners, trustees, officers, employees, directors, agents and attorneys and their respective successors, heirs and assigns (collectively, the "Releasees") from any and all claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity) indebtedness and obligations (collectively, "Claims") of every type, kind, nature, description or character, including, without limitation, any so-called "lender liability" claims or defenses, and irrespective of how, why or by reason of what facts, whether such Claims have heretofore arisen, are now existing or hereafter arise, or which could, might or be claimed to exist, of whatever kind or nature, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, matured or unmatured, fixed or contingent, each as though fully set forth herein at length, which may in any way arise out of, are connected with or in any way relate to actions or omissions which occurred on or prior to the date hereof with respect to Borrower, this Agreement, the Obligations, any Collateral, the Prior Agreements, any other Loan Document and any third parties liable in whole or in part for the Obligations. This provision shall survive and continue in full force and effect whether or not Borrower shall satisfy all other provisions of this Agreement or the Loan Documents including payment in full of the Obligations.

        B. Each of the Releasors further agrees to indemnify the Releasees and hold the Releasees harmless from and against any and all such Claims (as such term is defined in the immediately preceding paragraph) which may be brought against any of the Releasees on behalf of any entity or Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of any of the Releasors, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Agreement or any other Loan Document, the Obligations, any Collateral or the Prior Agreements. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of this Agreement and the other Loan Documents.]

                               Signature Page to
                          Loan and Security Agreement


FINOVA CAPITAL CORPORATION                     BORROWERS:


By: __________________________                 Community Medical Transport, Inc.
        Vice President
                                               By: ____________________________
                                                   Dean L. Sloane
                                                   Chief Executive Officer


                                               Community Ambulette Service, Inc.

                                               By: ____________________________
                                                   Dean L. Sloane
                                                   Chief Executive Officer


                                               First Help Ambulance and
                                               Ambulette, Inc.

                                               By: ____________________________
                                                   Dean L. Sloane
                                                   Chief Executive Officer



                                               Empire Ambulance and Ambulette,
                                               Inc.

                                               By: ____________________________
                                                   Dean L. Sloane
                                                   Chief Executive Officer


                                               Century Ambulance and Ambulette,
                                               Inc.

                                               By: ____________________________
                                                   Dean L. Sloane
                                                   Chief Executive Officer

                                                Richards/Decker Operating
                                                Company, Inc.

                                                By: ____________________________
                                                    Dean L. Sloane
                                                    Chief Executive Officer


                                                Elite Ambulance and Medical
                                                Coach, Inc.

                                                By: ____________________________
                                                    Dean L. Sloane
                                                    Chief Executive Officer






                    (Signatures continued on following page)

                   (Signatures continued from previous page)



                                           Hudson Valley Meddtex, Inc.

                                           By: ____________________________
                                               Dean L. Sloane
                                               Chief Executive Officer


                                           Clove Professional Services, Inc.

                                           By: ____________________________
                                               Dean L. Sloane
                                               Chief Executive Officer


                                           Consolidated Collections, Inc.

                                           By: ____________________________
                                               Dean L. Sloane
                                               Chief Executive Officer


                                           Richards/Decker Payroll Company, Inc.

                                           By: ____________________________
                                               Dean L. Sloane
                                               Chief Executive Officer